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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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Xilinx, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 31, 2006

Dear Xilinx Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders to be held on Wednesday, July 26, 2006 at 11:00 a.m. Pacific Daylight Time, at Xilinx, Inc.'s headquarters located at 2050 Logic Drive, San Jose, California, 95124. We look forward to your attendance either in person or by proxy. For your convenience, we are pleased to offer a live webcast of our annual meeting at www.investor.xilinx.com.

If you received your annual meeting materials by mail, the notice of annual meeting, proxy statement and proxy card from the Company's Board of Directors (the "Board") are enclosed. If you received your annual meeting materials via email, the email contains voting instructions and links to the annual report and proxy statement on the Internet.

At this meeting, the agenda includes:

  •
  the annual election of directors;

  •
  a proposal to approve an amendment to the Company's 1990 Employee Qualified Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares;

  •
  a proposal to approve the 2007 Equity Incentive Plan and to authorize 10,000,000 shares to be reserved for issuance thereunder; and

  •
  a proposal to ratify the appointment of our external auditors, Ernst & Young LLP.

The agenda also will include any other business that may properly come before the meeting or any adjournment or postponement thereof. The Board recommends that you vote FOR the election of each of the director nominees nominated by the Board's Nominating and Governance Committee, FOR the increase in the number of shares in the Company's Employee Stock Purchase Plan, FOR the approval of the 2007 Equity Incentive Plan and authorized shares to be issued under that Plan, and FOR the ratification of appointment of Ernst & Young LLP as external auditors of the Company for the fiscal year ending March 31, 2007. Please refer to the proxy statement for detailed information on each of the proposals.

At the meeting, we will also report on the operations of Xilinx, and you will have an opportunity to ask questions. Whether or not you plan to attend, please take a few minutes now to vote online or via telephone or, alternatively, mark, sign and date your proxy and return it in the enclosed postage-paid envelope so that your shares will be represented.

Thank you for your continuing interest in Xilinx.

Very truly yours,

Willem P. Roelandts President, Chief Executive Officer and Chairman of the Board

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE YOUR PROXY ONLINE OR BY TELEPHONE, OR, IN THE ALTERNATIVE, COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PLEASE REFERENCE THE "PROXY VOTING; VOTING VIA THE INTERNET AND TELEPHONE" SECTION ON PAGE 1 FOR ADDITIONAL INFORMATION.

XILINX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
July 26, 2006

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Xilinx, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, July 26, 2006 at 11:00 a.m., Pacific Daylight Time, at the Company's headquarters located at 2050 Logic Drive, San Jose, California, 95124 for the following purposes:

                1.    To elect seven (7) directors (Directors) to serve on the Board for the ensuing year or until their successors are duly elected and qualified;

                2.    To approve an amendment to our 1990 Employee Qualified Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares;

                3.    To approve the adoption of the 2007 Equity Incentive Plan and to authorize 10,000,000 shares to be reserved for issuance thereunder;

                4.    To ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as external auditors of Xilinx for the fiscal year ending March 31, 2007; and

                5.    To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on May 26, 2006 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote online or via telephone or, in the alternative, to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you have Internet access, we encourage you to record your vote on the Internet. Any stockholder of record attending the meeting may vote in person even if he or she returned a proxy.

FOR THE BOARD OF DIRECTORS

Thomas R. Lavelle Secretary

San Jose, California
May 31, 2006

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE YOUR PROXY ONLINE OR BY TELEPHONE, OR, IN THE ALTERNATIVE, COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PLEASE REFERENCE THE "PROXY VOTING; VOTING VIA THE INTERNET AND TELEPHONE" SECTION ON PAGE 1 FOR ADDITIONAL INFORMATION.

XILINX, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is being mailed to stockholders of Xilinx, Inc., a Delaware corporation (Xilinx or the Company), on or about June 16, 2006 in connection with the solicitation by the Board of proxies to be used at the Annual Meeting of Stockholders of the Company (Annual Meeting) to be held on Wednesday, July 26, 2006 at 11:00 a.m., Pacific Daylight Time, at the Company's headquarters, located at 2050 Logic Drive, San Jose, California 95124, and any adjournment and postponement thereof.

The cost of preparing, assembling and mailing the notice of annual meeting of stockholders, proxy statement and form of proxy and the solicitation of proxies will be paid by us. We have retained the services of The Altman Group to assist in obtaining proxies from brokers and nominees of stockholders for the Annual Meeting. The estimated cost of such services is approximately $7,000 plus out-of-pocket expenses. Proxies may also be solicited in person or by telephone or electronically by Xilinx personnel who will not receive any additional compensation for such solicitation. We will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

Voting

Each stockholder is entitled to one (1) vote for each share of Xilinx common stock (Common Stock) held by such stockholder as of the Record Date (as defined below) with respect to all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Record Date

Only stockholders of record at the close of business (5:00 p.m., Eastern Daylight Time) on May 26, 2006 (the "Record Date") are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof. For information regarding holders of more than 5% of the outstanding Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."

Shares Outstanding

As of the close of business on the Record Date, there were 343,518,004 shares of Common Stock outstanding and entitled to vote. The closing price of the Company's Common Stock on the Record Date, as reported by the NASDAQ national market was $26.30 per share.

Proxy Voting; Voting via the Internet and Telephone

Shares of Common Stock for which proxy cards are properly executed and returned or that are properly voted via the Internet or by telephone will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted "FOR" the election of each of the nominees to the Board named herein, "FOR" the ratification of the amendment of the Company's 1990 Employee Qualified Stock Purchase Plan to increase the number of shares reserved for issuance thereunder, "FOR" the approval of the 2007 Equity Incentive Plan and the number of shares reserved for issuance thereunder, and "FOR" the ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the Company's external auditors for fiscal year 2007. It is not expected that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Most stockholders have three options for submitting their votes: (1) via the Internet, (2) by phone or (3) by mail, using the paper proxy card. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient and it saves us significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. For further instructions on voting, see your proxy card or the e-mail you received for electronic delivery of this proxy statement. If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the Annual Meeting.

Electronic Delivery of Xilinx Stockholder Communications

If you decide to vote via the Internet as described above, at that time, you will have the opportunity to elect to have all future stockholder communications delivered to you electronically. We encourage you to sign up for such electronic delivery as it conserves natural resources and reduces printing and mailing costs.

Householding

In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the Securities and Exchange Commission (SEC) called "householding." Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Company's proxy materials unless one or more of these stockholders notifies the Company that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials, please send your request to: Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124, Attn: Investor Relations, call Investor Relations at (800) 836-4002, or visit the Company's website at www.xilinx.com. You may also contact the Company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the outstanding shares of Common Stock as of the Record Date. Shares of Common Stock entitled to vote and represented at the Annual Meeting by proxy or in person will be tabulated by the inspector of elections appointed for the Annual Meeting and will determine whether or not a quorum is present. Shares that are voted "FOR" or "AGAINST" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the record owners of the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter (the "Votes Cast") with respect to such matter. In the absence of instructions, shares represented by valid proxies shall be voted in accordance with the recommendations of the Board as shown on the proxy.

The inspector of elections will treat broker non-votes as present only for purposes of determining a quorum and not as Votes Cast. Broker non-votes occur when a stockholder owning Common Stock through a bank, brokerage or other nominee ("street name") does not provide voting instructions to the bank, brokerage firm or other custodian holding his/her shares and that person does not exercise discretion to vote those shares. Under the rules that govern brokers who are record owners of shares that are held in street name for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote them on non-routine matters. Proposal One (election of directors) and Proposal Four (ratification of external auditors) are routine matters. Proposal Two (amendment to the employee stock purchase plan) and Proposal Three (approval of a new equity incentive plan) are non-routine matters.

Vote Required

Affirmative votes constituting a majority of the Votes Cast will be required to (i) approve each of the seven (7) nominees for Director; (ii) approve an amendment to the Company's 1990 Employee Qualified Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares; (iii) approve the 2007 Equity Incentive Plan and authorization of 10,000,000 shares to be reserved for issuance thereunder; and (iv) ratify the appointment of Ernst & Young LLP as external auditors for fiscal year 2007. Abstentions will have the effect of a vote against the ratification of Ernst & Young LLP, against approval of the amendment to the stock purchase plan and against approval of the 2007 Equity Incentive Plan. Broker non-votes will not have an affect either for or against any of the proposals.

Revocability of Proxies

A stockholder giving a proxy may revoke it at any time before it is voted by delivering to Thomas R. Lavelle, the Secretary of the Company, at 2100 Logic Drive, San Jose, California 95124, a written notice of revocation or a duly executed proxy bearing a later date, or by appearing at the meeting and voting in person. Attendance at the meeting will not, by itself, be sufficient to revoke a proxy. Accessing the webcast of the annual meeting will not, by itself, constitute attendance at the annual meeting and will not enable a stockholder to revoke his, her or its proxy using the Internet. Any stockholder owning Common Stock in street name wishing to revoke his/her voting instructions must contact the bank, brokerage firm or other custodian who holds his/her shares and obtain a legal proxy from such bank or brokerage firm to vote such shares in person at the Annual Meeting.

Deadline for Receipt of Stockholder Proposals

To be eligible for inclusion in the Company's proxy statement for the Company's 2007 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), stockholder proposals must be received by the Secretary of the Company at our principal executive offices at 2100 Logic Drive, San Jose, California, 95124 no later than February 16, 2007. In order for stockholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Secretary of the Company at our principal executive offices no later than April 27, 2007. In addition, the Company's Prior Notice For Inclusion on Agenda Bylaw provision requires that stockholder proposals made outside of Rule 14a-8 under the Exchange Act must be submitted in accordance with the requirements of the Bylaws, not later than April 27, 2007 and not earlier than March 28, 2007; provided however, that if the Company's 2007 annual meeting of stockholders is called for a date that is not within twenty-five (25) days before or after the anniversary of the Annual Meeting, then to be considered timely, stockholder proposals must be received by the Secretary of the Company at our principal executive offices not later than the close of business on the tenth day following the day on which notice of the Company's 2007 annual meeting of stockholders was mailed or publicly disclosed, whichever occurs first. The full text of the Company's Prior Notice for Inclusion on Agenda Bylaw provision described above may be obtained by writing to the Secretary of the Company.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

A board of seven (7) Directors is to be elected at the Annual Meeting. Pursuant to action by the Board's Nominating and Governance Committee, the Company is nominating the seven (7) individuals named below, each of whom is currently a Director of the Company. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the Company's seven nominees named below. In the event that any nominee of the Company is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. The Company is not aware of any nominee who will be unable to serve as a Director. The term of office of each person elected as a Director will continue until the next annual meeting of stockholders or until his or her successor has been elected and qualified.

Name of Nominee	Age	Principal Occupation	Director Since
Willem P. Roelandts	61	President, Chief Executive Officer (CEO) and Chairman of the Board of the Company	1996
John L. Doyle	74	Consultant, Chair of the Audit Committee of the Board of the Company	1994
Jerald G. Fishman	60	President and CEO, Analog Devices, Inc., Lead Independent Director of the Company	2000
Philip T. Gianos	56	General Partner, InterWest Partners, Chair of the Compensation Committee of the Board of the Company	1985
William G. Howard, Jr.	64	Consultant	1996
J. Michael Patterson	60	Consultant	2005
Elizabeth W. Vanderslice	42	Chair of the Nominating and Governance Committee of the Board of the Company	2000

Mr. Roelandts joined the Company in January 1996 as CEO and a member of the Company's Board. In April 1996, he was appointed to the additional position of President of the Company and assumed the role of Chairman of the Board on August 7, 2003 upon the retirement of Bernard V. Vonderschmitt. Prior to joining the Company, Mr. Roelandts served at Hewlett-Packard Company, a technology solutions provider, as Senior Vice President and General Manager of Computer Systems Organizations from August 1992 through January 1996 and as Vice President and General Manager of the Network Systems Group from December 1990 through August 1992. Mr. Roelandts has served on the board of directors of Applied Materials, Inc., a developer and supplier of nanomanufacturing technology solutions for the electronic industry, since March 2004.

Mr. Doyle joined the Company's Board in 1994. Mr. Doyle held numerous executive management positions at Hewlett-Packard Company from 1981 to 1993. Mr. Doyle is an independent consultant and has served as a director of Analog Devices, Inc., a semiconductor manufacturer, since 1987.

Mr. Fishman has been President and CEO of Analog Devices, Inc., since November 1996. Mr. Fishman also serves as a director of Analog Devices, Inc. and Cognex Corporation, a supplier of machine vision sensors and systems. Please refer to "Other Matters" at the end of this proxy statement for additional information regarding an SEC inquiry concerning Analog Devices, Inc. and Mr. Fishman.

Mr. Gianos has been a General Partner of InterWest Partners, a venture capital firm focused on information technology and life sciences, since August 1982. Prior to joining InterWest Partners, Mr. Gianos was with IBM Corporation, an information technology company, for eight years in engineering management. He managed both chip design and systems integration for several IBM office automation products.

Dr. Howard has worked as an independent consultant for various semiconductor and microelectronics companies since December 1990. From October 1987 to December 1990, Dr. Howard was a senior fellow at the National Academy of Engineering conducting studies of technology management. Dr. Howard held various management positions at Motorola, Inc., a wireless and broadband communications company, between 1969 and 1987 including Senior Vice President and Director of Research and Development. Dr. Howard also serves as a director of Credence Systems Corporation, a supplier of design-to-test solutions for semiconductors, and Ramtron International Corporation, a manufacturer of memory products. Dr. Howard also served as a director of BEI Technologies, Inc., a manufacturer of electronic sensors, motors, actuators, encoders and motion control products, until its sale in 2005.

Mr. Patterson was employed by PricewaterhouseCoopers (PWC), a public accounting firm, from 1970 to 2001. The positions he held during his 31-year career at PWC include chair of the national high tech practice, chair of the semiconductor tax practice, department chair for PWC's Silicon Valley tax practice and managing partner of PWC's Silicon Valley office. Mr. Patterson serves on a few boards of private companies and advises charitable organizations.

Ms. Vanderslice served as a General Manager of Terra Lycos, Inc., an Internet access and interactive content provider, from July 1999 until July 2001. Prior to joining Terra Lycos, Ms. Vanderslice was a Vice President of Wired Digital, Inc., an online services company, beginning in 1995 and served as its President and CEO from 1996 through June 1999 when she led its acquisition by Terra Lycos. Prior to joining Wired Digital, Ms. Vanderslice served as a principal in the investment banking firm Sterling Payot Company and in 1994 became a Vice President at H. W. Jesse & Co., a San Francisco investment banking and business strategy-consulting firm spun off from Sterling Payot.

There are no family relationships among the executive officers of the Company or the Board.

Required Vote

Each nominee receiving more votes "for" than "against" shall be elected as a Director.

THE BOARD RECOMMENDS A VOTE "FOR"
THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

PROPOSAL TWO

AMENDMENT TO 1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

During the fiscal year ended April 1, 2006, the Company issued 1,375,807 shares of Common Stock under the Company's 1990 Employee Qualified Stock Purchase Plan (the "Employee Stock Purchase Plan"). As of April 1, 2006, a total of 7,980,959 shares remain reserved for issuance under the Employee Stock Purchase Plan, not including the 2,000,000 additional shares that would be authorized if the amendment described below is approved.

Proposal

Before last year, the Company had not requested an increase in the amount of shares reserved for issuance under the Employee Stock Purchase Plan since 1999. The Company is required to maintain a sufficient number of shares at the beginning of each offering period (August 1 and February 1) to cover the entire 24-month offering period. If the Company does not have a sufficient number of authorized shares in the Employee Stock Purchase Plan at the beginning of an offering period to cover the projected purchase commitments through the entire offering period, the Company may incur additional compensation charges to our financial statements for each period in which there is a projected shortage of shares. The Board believes an additional 2,000,000 shares would be necessary to cover the Company's future commitments for enrollment periods arising before the next annual meeting of stockholders.

For so long as the Employee Stock Purchase Plan remains in effect, the Company will ask the stockholders each year for the number of additional shares required to meet the Company's projected share commitments for enrollment periods arising before the next annual meeting of stockholders.

On May 3, 2006, the Board adopted an amendment to the Employee Stock Purchase Plan to increase the authorized number of shares available for issuance under the Employee Stock Purchase Plan by 2,000,000. If this increase is approved by the stockholders, the total number of shares remaining available for issuance under the Employee Stock Purchase Plan would be 9,980,959. The stockholders are being asked to approve this amendment to the Employee Stock Purchase Plan at the Annual Meeting to ensure that the Company can meet its two-year commitment to persons who enroll in the Employee Stock Purchase Plan before the next annual meeting of stockholders.

The Board believes that participation by the Company's employees in the Employee Stock Purchase Plan promotes the success of the Company's business through broad-based equity ownership among the employees. The Board further believes that the Employee Stock Purchase Plan is an integral component of the Company's benefits program that is intended to provide employees with an incentive to exert maximum effort for the success of the Company and to participate in that success through acquisition of the Company's Common Stock.

Subject to eligibility requirements described below, most of the Company's 3,295 employees (as of April 1, 2006) are eligible to participate in the Employee Stock Purchase Plan. As of April 1, 2006, approximately 82% of the Company's employees were participating in the Employee Stock Purchase Plan.

Summary of the 1990 Employee Qualified Stock Purchase Plan

Except for the amendment to increase the authorized number of shares available for issuance under the Employee Stock Purchase Plan described above, no other change is being made to the Employee Stock Purchase Plan. A copy of the Employee Stock Purchase Plan can be obtained from us at no charge upon request. A summary of the material terms of the plan is set forth below.

  Purpose

The purpose of the Employee Stock Purchase Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.

  Administration

The Employee Stock Purchase Plan may be administered by the Board or a committee appointed by the Board. All questions of interpretation of the Employee Stock Purchase Plan are determined by the Board or its committee, whose decisions are final and binding upon all participants.

  Eligibility

Any person who is employed by the Company (or any designated subsidiary) for at least twenty (20) hours per week and more than five (5) months in a calendar year shall be eligible to participate in the Employee Stock Purchase Plan, provided that the employee is employed on a given enrollment date and subject to certain limitations imposed by Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Tax Code"). Eligible employees may become participants in the Employee Stock Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions on or before the first trading day of the applicable offering period, unless a later time for filing the subscription agreement has been set by the Board for all eligible employees with respect to a given offering period.

  Offering Periods

The Employee Stock Purchase Plan is implemented by consecutive and overlapping 24-month offering periods with a new offering period commencing on each enrollment date, which is the first day of February and August of each year. Each offering period lasts twenty-four (24) months. The Board may decrease the duration of any offering period without stockholder approval.

  Purchase Price

Within each offering period there are four (4), 6-month exercise periods, at the end of which is the exercise date, which occurs on or about January 31 and July 31. The purchase price of the shares offered under the Employee Stock Purchase Plan in a given exercise period is the lower of 85% of the fair market value of the Common Stock on the enrollment date or 85% of the fair market value of the Common Stock on the exercise date. The fair market value of the Common Stock on a given date is the closing sale price of the Common Stock for such date as reported by the NASDAQ National Market as of such date.

  Payroll Deductions

The purchase price for the shares is accumulated by payroll deductions during each offering period. The deductions elected may not exceed 15% nor fall beneath 2% of a participant's eligible compensation, which is defined in the Employee Stock Purchase Plan to include all regular straight time earnings and any payments for overtime, shift premium, profit sharing or other variable pay, incentive compensation, bonuses, commissions or other compensation for a given offering period. A participant cannot contribute more than $21,250 in any calendar year so that the employee does not exceed the fair market purchase value of $25,000. A participant may discontinue participating in the Employee Stock Purchase Plan, or may increase or decrease the rate of payroll deductions during the offering period. Payroll deductions commence on the first payday following the enrollment date and end on the last exercise date of the offering period unless sooner terminated as provided in the Employee Stock Purchase Plan.

  Grant and Exercise of Purchase Right

In general, the maximum number of shares subject to purchase by a participant in an exercise period is that number determined by dividing the amount of the participant's total payroll deductions to be accumulated prior to the relevant exercise date by the lower of 85% of the fair market value of the Common Stock at the beginning of the offering period or on the exercise date. Unless a participant withdraws from the Employee Stock Purchase Plan, the participant's right to purchase shares is exercised automatically on each exercise date for the maximum number of whole shares at the applicable price.

No employee will be permitted to subscribe for shares under the Employee Stock Purchase Plan if, immediately after the grant of a purchase right, the employee would own and/or hold purchase rights to own 5% or more of the voting securities of the Company nor shall an employee be granted a purchase right which would permit the employee to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time the purchase right is granted) in any calendar year.

  Automatic Transfer to Low Price Offering Period

In the event that the fair market value of the Company's Common Stock is lower on an exercise date than on the enrollment date for the offering period, all participants shall be deemed to have withdrawn from the offering period after the exercise of their purchase right on such exercise date and to have enrolled as participants in a new offering period which begins on or about the day following such exercise date. A participant may elect to remain in the previous offering period by filing a written statement declaring such election prior to the time of the automatic change to the new offering period.

  Withdrawal; Termination of Employment

A participant may withdraw all, but not less than all, payroll deductions credited to his or her account but not yet used to exercise a purchase right under the Employee Stock Purchase Plan at any time by signing and delivering to the Company a notice of withdrawal from the Employee Stock Purchase Plan. Any withdrawal by the participant of accumulated payroll deductions for a given offering period automatically terminates the participant's interest in that offering period. The failure to remain in the continuous employ of the Company for at least twenty (20) hours per week during an offering period will be deemed to be a withdrawal from that offering period.

  Transferability

No rights or accumulated payroll deductions of a participant under the Employee Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or pursuant to the Employee Stock Purchase Plan) and any attempt to so assign or transfer may be treated by the Company as an election to withdraw from the Employee Stock Purchase Plan.

  Adjustments upon Changes in Capitalization

In the event any change is made in the Company's capitalization pursuant to a stock split or stock dividend, appropriate adjustments will be made by the Board to the number of shares subject to purchase under the Employee Stock Purchase Plan and in the purchase price per share.

  Amendment or Termination

The Board may at any time and for any reason amend or terminate the Employee Stock Purchase Plan, except that (other than in limited circumstances set forth in the Employee Stock Purchase Plan) termination shall not affect purchase rights previously granted prior thereto under a prior offering period, and no amendment may make any change in any purchase right previously granted. In addition, stockholder approval for any amendment must be obtained to the extent necessary to comply with applicable law, including Sections 421 or 423 of the Tax Code. In any event, the Employee Stock Purchase Plan shall terminate in 2010.

Federal Tax Information

The Employee Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Tax Code. Under these provisions, no income will be taxable to a participant at the time of grant of the purchase right or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the length of time the shares have been held by the participant. If the shares have been held by the participant for more than two (2) years after the date of grant of the purchase right and more than one (1) year from the date the shares are purchased by him or her, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase right price or (b) 15% of the fair market value of the shares on the first day of the offering period, will be treated as ordinary income. Any further gain upon such disposition will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally equal to the excess of the fair market value of the purchased shares on the date of the purchase over the purchase price. Any additional gain or loss on the sale will be short-term capital gain or loss depending on the holding period. The Company is entitled to a deduction for amounts taxed as ordinary income reported by participants upon disposition of shares within two (2) years from date of grant or one (1) year from the date of acquisition.

The foregoing summary of the effect of federal income taxation upon the participant and the Company with respect to the purchase of shares under the Employee Stock Purchase Plan does not purport to be complete, and reference should be made to the applicable provisions of the Tax Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

New Plan Benefits

The number of shares that may be purchased under the Employee Stock Purchase Plan will depend on each participant's voluntary election to participate and on the fair market value of the Common Stock of the Company on future purchase dates, and therefore the actual number of shares that may be purchased by any individual is not determinable. No purchase rights will be granted and no shares of Common Stock of the Company have been issued with respect to the 2,000,000 additional shares for which stockholder approval is sought. The following table sets forth the number of shares of Common Stock of the Company purchased under the Employee Stock Purchase Plan during fiscal year 2006 and the market value of shares purchased pursuant to the Employee Stock Purchase Plan on the date of such purchase, minus the purchase price of such shares thereunder for the individuals and groups listed below:

Employee Stock Purchase Plan

Name and Position	Dollar Value ($)	Number of Shares
Willem P. Roelandts	$3,773	888
Richard W. Sevcik	$3,773	888
Jon A. Olson	$3,773	888
Patrick W. Little	$967	214
Kris Chellam	$3,773	888
Executive Group	$27,381	6,430
Non-Executive Director Group	N/A	N/A
Non-Executive Officer Employee Group	$5,847,740	1,369,377

Required Vote

Affirmative votes constituting a majority of Votes Cast will be required to ratify the amendment to the Company's Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 2,000,000.

THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 2,000,000.

Effect of New Accounting Pronouncements — Stock Plan Expensing

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123(R), "Share-Based Payment: An Amendment of FASB Statements No. 123 and 95." SFAS 123(R) eliminates the ability to account for share-based compensation transactions using Accounting Principles Board's Opinion No. 25 "Accounting for Stock Issued to Employees," and will instead require companies to recognize compensation expense, using a fair-value based method, for costs related to share-based payments including stock options and employee stock purchase plans. The Company is required to implement the standard beginning with the fiscal year that begins April 2, 2006. The adoption of SFAS 123(R) will materially impact our results of operations.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The table below sets forth certain information as of fiscal year ended April 1, 2006 about the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans including the Employee Stock Purchase Plan (shares in thousands):

	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in Column A)
Equity Compensation Plans Approved by Security Holders
1988 Stock Option Plan	4,925	$11.00	0
1997 Stock Plan	54,704	$32.84	26,289	(2)
Employee Stock Purchase Plan	N/A	N/A	7,981

Total-Approved Plans	59,629	$31.04	34,270

Equity Compensation Plans NOT Approved by Security Holders(1)
Supplemental Stock Option Plan(3)	12	$34.67	2,188

Total-All Plans	59,641	$31.04	36,458

(1)
In November 2000, the Company acquired RocketChips. Under the terms of the merger, the Company assumed all of the stock options previously issued to RocketChips' employees pursuant to four (4) different stock option plans. A total of approximately 807 thousand options were assumed by the Company. Of this amount, a total of 189 thousand options, with an average weighted exercise price of $17.25, remained outstanding as of April 1, 2006. These options are excluded from the above table. All of the options assumed by the Company remain subject to the terms of the RocketChips' stock option plan under which they were issued. Subsequent to acquiring RocketChips, the Company has not made any grants or awards under any of the RocketChips' stock option plans and the Company has no intention to do so in the future.

(2)
This number includes additional shares that became available under a five-year evergreen program that was approved by stockholders in 1999. The final allotment of 13.6 million shares, approved by the Board on April 8, 2004, marked the end of the Company's five-year evergreen program.

(3)
Our Supplemental Stock Option Plan (the Supplemental Plan) is intended to help us attract and retain outstanding individuals in order to promote the success of the Company's business. The Supplemental Plan permits stock options to be granted to employees and consultants of the Company, except that our officers and members of our Board may not be granted options under the

  Supplemental Plan. The number of shares that may be issued pursuant to options granted under the Supplemental Plan is 2.2 million, subject to adjustment for stock splits, stock dividends and certain other changes to the outstanding capital stock of the Company. Only non-qualified stock options may be granted under the Supplemental Plan (that is, options that do not entitle the optionee to special U.S. income tax treatment). The Supplemental Plan is administered by the Compensation Committee, which has broad discretion to set the terms of options (including the number of shares, exercise price, vesting conditions and terms of options), to determine to whom they will be granted, to interpret the Supplemental Plan and the option agreements and to take such other actions and make such other determinations as it determines necessary or advisable in the administration of the Supplemental Plan. Subject to the foregoing, options granted under the Supplemental Plan generally expire not later than 12 months after the optionee ceases to be an employee or consultant. Upon a merger of the Company with or into another company, or the sale of substantially all of the Company's assets, each option outstanding under the Supplemental Plan may be assumed or substituted with a similar option by the acquiring company, or the outstanding options will become exercisable in connection with the merger or sale. Our Board is authorized at any time to amend, alter, suspend or terminate the Supplemental Plan, but no such change may impair the rights of any option recipient under the Supplemental Plan without the written consent of the participant and the Company. The Company will cease issuing options under the Supplemental Plan once the proposed 2007 Plan (as defined in Proposal Three) is approved and implemented.

PROPOSAL THREE

ADOPTION OF THE 2007 EQUITY INCENTIVE PLAN

Proposal

On May 3, 2006, the Board adopted the Xilinx, Inc. 2007 Equity Incentive Plan (the "2007 Plan"), subject to approval by the Company's stockholders. The stockholders are being asked to approve the 2007 Plan at this Annual Meeting. If approved by the stockholders at this Annual Meeting, the 2007 Plan will become effective on January 1, 2007 and will terminate on December 31, 2013.

The Board is also seeking the stockholders' authorization of 10,000,000 shares to be reserved for issuance under the 2007 Plan. Between the date of the Annual Meeting and the implementation date of the 2007 Plan (the "Interim Period"), the Company will continue to grant stock option awards under the 1997 Stock Option Plan (the "1997 Plan"). The Company will not, however, grant more than 4,000,000 options during the Interim Period from the 1997 Plan (which expires on May 6, 2007) and the Company will not grant more than 15,000 options during the Interim Period from the Supplemental Plan. Once the 2007 Plan has been implemented, the Company will cease granting options under the 1997 Plan and the Supplemental Plan.

The Board believes that participation in the 2007 Plan by the employees, consultants, and non-employee directors of the Company and its designated subsidiaries worldwide promotes the success of the Company's business through equity ownership. The Board further believes that the 2007 Plan will be an integral component of the Company's benefits program intended to provide its service providers with an incentive to exert maximum effort for the success of the Company and to participate in that success through acquisition of the Company's Common Stock.

Summary of the 2007 Plan

A summary of the material terms of the 2007 Plan is set forth below and is qualified, in its entirety, by the full text of the 2007 Plan provided herewith as Appendix A.

  Purpose

The purpose of the 2007 Plan is to attract and retain the services of employees, consultants, and non-employee directors of the Company and its subsidiaries, and to provide such persons with a proprietary interest in the Company through the granting of options, restricted stock units (RSUs), stock appreciation rights (SARs) and restricted stock.

  Administration

The Compensation Committee of the Board will administer the 2007 Plan, unless otherwise determined by the Board. The Compensation Committee will consist of at least two directors of the Company who are both "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended, and "non-employee directors" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The Compensation Committee, in its sole discretion, will interpret the 2007 Plan and prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the 2007 Plan, including the creation of sub-plans to take advantage of favorable tax-treatment, comply with local law, or reduce administrative burdens for grants of awards to service providers in non-U.S. jurisdictions.

  Eligibility

The Compensation Committee determines the employees, consultants, and non-employee directors of the Company or a subsidiary who are eligible to receive awards under the 2007 Plan. The Compensation Committee has not yet made a final determination on eligibility but it will most likely include all of the

Company's 3,295 employees and the ten (10) existing non-employee directors serving on the Company's Board and the boards of its subsidiary companies. No consultants are currently participating in the Company's 1997 Plan and the Compensation Committee has not yet determined whether it will grant awards to consultants under the 2007 Plan.

  Shares Subject to the 2007 Plan

Subject to adjustment in the event of certain corporate events (as described below), the maximum number of shares of the Company's Common Stock available for issuance under the 2007 Plan is an initial 10,000,000, all of which may be granted under the terms of the 2007 Plan as incentive stock options. The Company will return to the stockholders on an as-need basis for additional shares necessary to reserve under the 2007 Plan between the date of the proposal and the following year's annual meeting of stockholders.

  Types of Awards

The 2007 Plan allows the Compensation Committee to grant incentive stock options, non-qualified stock options, RSUs, restricted stock and SARs. Between the 2007 Plan's effective date and the 2007 annual meeting of stockholders, the Company expects to issue primarily a mix of non-qualified stock options and RSUs under the 2007 Plan. The expected mix of stock options and RSUs awards will change depending upon the grade level of the employee. Employees at the lower grade levels will receive mostly RSUs and may also receive stock options, whereas, employees at the higher grade levels, including our executive officers, will receive mostly stock options and may also receive RSUs. The particular circumstances of the award may also affect the mix. As a result of stock option expensing under SFAS 123(R), which went into effect for the Company as of April 2, 2006, the Company has valued the issuance of one (1) RSU at the expense of about three (3) non-qualified stock options. Accordingly, for calculating the size of awards the Company will grant, the Company currently estimates that a grant of one (1) RSU is equivalent to the grant of three (3) stock options under the Company's previous option-grant guidelines. Participants may receive a grant of RSUs and Options (or other type of equity award) simultaneously.

  Limitations on Awards

Awards under the 2007 Plan are subject to the following limitations:

An option's exercise price cannot be less than 100% of the fair market value of the shares underlying the option on the date of option grant. A SAR's base level price cannot be less than 100% of the fair market value of the shares underlying the SAR on the date of grant of such SAR.

The aggregate awards granted under the 2007 Plan to any participant during any calendar year shall not exceed (i) 4,000,000 shares of the Company's Common Stock subject to stock options or SARs and (ii) 2,000,000 shares of the Company's Common Stock subject to awards other than stock options and SARS. In addition, no participant may receive during any calendar year an award under the 2007 Plan settled in cash exceeding $6,000,000 in the aggregate.

The Company cannot reprice options, either by directly lowering the exercise price or through the cancellation of an option in exchange for a new option having a lower exercise price, without the prior written approval of the Company's stockholders.

  Section 162(m) of the Tax Code

The Compensation Committee has the sole discretion to condition awards granted to those employees subject to Section 162(m) of the Tax Code ("covered participants") on the attainment of performance goals. The Compensation Committee shall establish the performance goals in writing. The Compensation Committee, in its sole discretion, may include one or more of the following criteria in either absolute or relative terms, for the Company or any subsidiary, as a performance condition applicable to an award: (i) increased revenue; (ii) net income measures (including, but not limited to, income after capital costs and income before or after taxes); (iii) stock price measures (including, but not limited to, growth measures and total stockholder return); (iv) market segment share; (v) earnings per share (actual or targeted growth); (vi) cash flow measures (including, but not limited to, net cash flow and net cash flow before financing activities); (vii) return measures (including, but not limited to, return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors' capital and return on average equity); (viii) operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency); and (ix) expense measures (including, but not limited to, overhead cost and general and administrative expense).

  Transferability

Awards granted under the 2007 Plan may not be transferred other than by will or the laws of descent and distribution, and may be exercised during the lifetime of a participant only by the participant or the participant's legally authorized representative. However, the Compensation Committee, in its sole discretion, may allow for the transfer or assignment of a participant's award pursuant to a divorce decree or domestic relations order, but only if such participant is a U.S. resident.

  Adjustments upon Changes in Capitalization

In the event any change is made in the Company's capitalization pursuant to a stock split or stock dividend, or any other recapitalization, appropriate adjustments will be made by the Compensation Committee to the number of shares subject to purchase under the 2007 Plan, the exercise price of options, the SAR base level price, and the number of shares underlying outstanding awards.

  Merger or Change of Control

In the event of a merger, consolidation, or share exchange pursuant to which the Company is not the surviving or resulting corporation: (i) the shares or equivalent cash or property of the surviving or resulting corporation shall be substituted for any unexercised portions of outstanding awards under the 2007 Plan; or (ii) all awards may be canceled by the Company immediately prior to the effective date of such event and each stockholder shall be permitted to purchase all or any portion of the shares of Common Stock underlying his or her vested and unvested award(s) within thirty (30) days of such effective date. All awards not canceled as described in (ii) above shall automatically be accelerated and exercisable in full and all restriction periods, if any, shall expire.

  Amendment or Termination

The Board may at any time and for any reason amend or terminate the 2007 Plan. Unless sooner terminated by the Board, the 2007 Plan shall terminate on December 31, 2013.

Federal Tax Information

The foregoing summary of the effect of United States income taxation upon the participant with respect to the 2007 Plan does not purport to be complete. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

  Incentive Stock Options

An individual, residing in the U.S., granted an incentive stock option is not taxed on the date of grant or vesting of such option. If the shares underlying the option are held for at least two (2) years from the date of grant, and at least one (1) year from the date of option exercise (the "holding periods"), then upon the sale of the shares, the individual will recognize a long-term capital gain or loss on the difference between the fair market value of the Common Stock underlying the option on the date of option grant and the fair market value of the Common Stock underlying the option on the date of sale. If either of the holding periods is not satisfied, the individual will recognize as ordinary income on the date of the disqualifying disposition of the shares an amount equal to the difference between the option's exercise price and the fair market value of the Common Stock underlying the option. Any further gain or loss upon the disqualifying disposition of the shares constitutes a capital gain or loss.

  Non-Qualified Stock Options

An individual granted a non-qualified stock option is taxed as ordinary income on the date of option exercise an amount equal to the difference between the option's exercise price and the fair market value of the stock underlying the option on the date of option exercise. Any further gain or loss upon the subsequent sale or disposition of the shares underlying the option constitutes a capital gain or loss.

  Stock Appreciation Rights

An individual granted a SAR will recognize ordinary income on the date the SAR is exercised in an amount equal to the difference between the SAR's exercise price and the fair market value of the shares underlying the SAR on the date of the SAR grant.

  Restricted Stock

Unless an individual makes a timely election under section 83(b) of the Tax Code (as described below), an individual is taxed as ordinary income, on the fair market value of the restricted stock on the date of vesting. Any further gain or loss from the subsequent sale of such restricted stock constitutes capital gain or loss. If the individual makes a timely election under Section 83(b), the individual is taxed, at ordinary income rates, on the value of the restricted stock on the date of grant, and any further gain or loss on the subsequent sale of the stock constitutes a capital gain or loss.

  Restricted Stock Units

An individual granted a RSU is taxed, at ordinary income tax rates, on the date the RSU is vested, in an amount equal to the value of the cash or shares underlying the RSU.

In general, the Company is entitled to a deduction in an amount equal to the ordinary income recognized by the individual.

New Plan Benefits

The number, amount and type of awards to be granted in the future to eligible persons under the 2007 Plan cannot be determined at this time. The Company expects that future grants will not be substantially different from those granted under the 1997 Plan.

Required Vote

Affirmative votes constituting a majority of Votes Cast will be required to ratify the adoption of the Company's 2007 Plan and to authorize 10,000,000 shares to be reserved for issuance thereunder.

THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ADOPTION OF THE COMPANY'S 2007 PLAN TO AUTHORIZE 10,000,000 SHARES TO BE RESERVED FOR ISSUANCE THEREUNDER.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF EXTERNAL AUDITORS

The Audit Committee has selected Ernst & Young LLP, an independent registered public accounting firm, to audit the consolidated financial statements of Xilinx for the fiscal year ending March 31, 2007 and recommends that stockholders vote for ratification of such appointment. Although we are not required to submit to a vote of the stockholders the ratification of the appointment of Ernst & Young LLP, the Company, the Board and the Audit Committee, as a matter of good corporate governance, have determined to ask the stockholders to ratify the appointment. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will take the vote under advisement in evaluating whether to retain Ernst & Young LLP.

Representatives of Ernst & Young LLP attend meetings of the Audit Committee of the Board including executive sessions of the Audit Committee at which no members of Xilinx management are present. Ernst & Young LLP has audited the Company's financial statements for each fiscal year since the fiscal year ended March 31, 1984. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. In addition, they will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Fees Paid to Ernst & Young LLP

The following table shows the fees billed or to be billed for audit and other services provided by Ernst & Young LLP for fiscal years 2006 and 2005.

	2006	2005
Audit Fees	$2,764,000	$2,799,000
Audit Related Fees	—	10,000
Tax Fees	111,000	91,000
All Other Fees	—	—

Total	$2,875,000	$2,900,000

  Audit Fees

This category includes fees for the audit of the Company's annual financial statements and for the review of the Company's interim financial statements on Form 10-Q. This category also includes advice on any audit and accounting matters that arose during the annual audit, the review of interim financial statements and statutory audits required by non-U.S. jurisdictions. The fiscal year-over-year decrease in audit fees was primarily related to second-year efficiencies associated with the Company's implementation of Section 404 of the Sarbanes-Oxley Act of 2002. This was offset by an increase in audit fees associated with our Singapore legal entity which became operational in fiscal year 2006.

  Audit Related Fees

This category consists of assurance and related services that are reasonably related to the performance of the annual audit or interim financial statement review and are not reported under "Audit Fees." The services for fees disclosed in this category for fiscal year 2005 included accounting consultations. Ernst & Young LLP did not provide similar services in fiscal year 2006.

  Tax Fees

This category consists of fees for tax compliance, tax audit and tax consulting services.

  All Other Fees

Ernst & Young LLP provided no other services to the Company.

Audit Committee's Pre-approval Policy and Procedures

During fiscal year 2004, the Audit Committee of our Board adopted policies and procedures for approval of financial audit (and audit-related), non-financial audit and tax consulting work performed by Ernst & Young LLP. Pursuant to its charter and those policies, the policy of the Audit Committee is that any and all services to be provided to the Company by Ernst & Young LLP are subject to pre-approval by the Audit Committee. The Audit Committee pre-approves statutory and annual audit fees, quarterly reviews and tax compliance fees at the beginning of the fiscal year. In its review of non-financial audit and tax consulting services, the Audit Committee considers whether the provision of such services are consistent with SEC guidance, that the service facilitates the performance of the financial audit, improves the Company's financial reporting process, or is otherwise in the public interest and compatible with maintaining Ernst & Young LLP's independence.

The Company did not waive its pre-approval policies and procedures during the fiscal year ended April 1, 2006.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S EXTERNAL AUDITORS FOR FISCAL YEAR 2007.

BOARD MEETINGS AND COMMITTEES

	Audit Committee	Compensation Committee	Nominating and Governance Committee	Committee of Independent Directors
Outside Directors:
John L. Doyle	Chair			X
Jerald G. Fishman		X	X	X*
Philip T. Gianos		Chair		X
William G. Howard, Jr.		X	X	X
Harold E. Hughes, Jr.	X			X
J. Michael Patterson	X			X
Elizabeth W. Vanderslice			Chair	X
Inside Directors:
Willem P. Roelandts

X*
Lead Independent Director

Meetings

The Company's Board held a total of six (6) meetings during the fiscal year ended April 1, 2006. All Directors are expected to attend each meeting of the Board and the committees on which he or she serves, and are also expected to attend the Annual Meeting. With the exception of Mr. Patterson, who was elected at the 2005 annual meeting of stockholders, all Directors attended the 2005 annual meeting of stockholders. No Director attended fewer than 75% of the aggregate of all meetings of the Board or its Committees on which such Director served during the fiscal year. The Board holds four (4) pre-scheduled meetings per fiscal year.

Committees

The Board has a standing Audit Committee, Compensation Committee, Nominating and Governance Committee and Committee of Independent Directors. Each Director serving on these Committees is "independent" in accordance with NASDAQ Stock Market Marketplace Rule 4200(a)(15) and Rule 10A-3 of the Securities Exchange Act of 1934. The Board and its Committees have authority to engage independent advisors and consultants and have used such services. Each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, is subject to charters approved by the Board, which are posted on the investor relations page of the Company's website at www.investor.xilinx.com.

  Audit Committee

The Audit Committee, which currently consists of John L. Doyle, Harold E. Hughes, Jr. and J. Michael Patterson, met eight (8) times during fiscal year 2006. Mr. Hughes, who is not seeking re-election at the Annual Meeting, will continue to serve on the Board and the Audit Committee through the Annual Meeting. The Audit Committee assists the Board in fulfilling its oversight responsibilities to the stockholders relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the audit process. The Board has determined that each Audit Committee member is able to read and understand fundamental financial statements as required by the corporate governance listing standards of NASDAQ. The Audit Committee operates in accordance with a written charter adopted by the Board, which complies with NASDAQ and SEC listing standards.

The Board has further determined that each member of the Audit Committee qualifies as an "audit committee financial expert" as defined by SEC rules. Stockholders should understand that this designation is a disclosure requirement of the SEC related to the Audit Committee members' individual experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon any of the Audit Committee members any duties, obligations or liabilities that are greater than those generally imposed on each of them as members of the Board nor alter the duties, obligations or liability of any other member of the Board.

  Compensation Committee

The Compensation Committee, which currently consists of Philip T. Gianos, Jerald G. Fishman and William G. Howard, Jr., met four (4) times during fiscal year 2006. The Compensation Committee has responsibility for establishing the compensation policies of the Company. The Committee determines the compensation of the Company's Board and other executive officers and has exclusive authority to grant options to executive officers under the 1997 Stock Plan. The Compensation Committee evaluates the CEO's performance and makes recommendations to the Board for final determination of CEO compensation, including base salary, incentive pay and equity. The CEO is not present during the Committee's or Board's deliberations and voting on CEO compensation, but may be present during voting and deliberations related to compensation of other executive officers.

  Nominating and Governance Committee

The Nominating and Governance Committee, which currently consists of Elizabeth W. Vanderslice, Jerald G. Fishman and William G. Howard, Jr. met three (3) times during fiscal year 2006. The Nominating and Governance Committee has responsibility for nominating individuals to serve as members of the Board, and to establish policies affecting corporate governance. The Nominating and Governance Committee, among other things, makes suggestions regarding the size and composition of the Company's Board and nominates directors and executive officers for election. The Board believes in bringing a diversity of cultural backgrounds and viewpoints to the Board and desires that its Directors and nominees possess critical skills in the areas of semiconductor design and marketing, manufacturing, systems, software and finance. These factors, and any other qualifications considered useful by the Board, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominating and Governance Committee may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Nominating and Governance Committee has not established any specific minimum criteria or qualifications that a director or nominee must possess. The Board remains apprised of qualified individuals who may be considered as Board candidates in the future.

As necessary and as part of its annual evaluation of current Board members, the Nominating and Governance Committee considers the skills and viewpoints previously mentioned as desirable director qualifications, any job changes, the amount of time each Director spends on Xilinx matters and to what extent, if any, other commitments the Directors may have outside of Xilinx impact the Director's service to Xilinx. In connection with its evaluation of Board composition, the Nominating and Governance Committee also considers rotating Directors' positions on the Board Committees.

Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. In fiscal year 2006, the Company did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates. The Nominating and Governance Committee will consider candidates proposed by stockholders using the same process it uses for a candidate recommended by a member of the Board, an employee, or a search firm, should one be engaged. A stockholder seeking to recommend a prospective nominee for the Nominating and Governance Committee's consideration should submit the candidate's name and qualifications by mail addressed to the Corporate Secretary, Thomas R. Lavelle, Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124, sent by email to corporate.secretary@xilinx.com, or faxed to the Corporate Secretary at (408) 377-6137.

  Committee of Independent Directors

During fiscal year 2006, the independent Directors formed the Committee of Independent Directors in which all independent Directors participate. This Committee met six (6) times during fiscal year 2006. The Committee's principal focus is succession planning but addresses other topics as deemed necessary and appropriate. The Committee of Independent Directors typically meets outside the presence of management.

BOARD OF DIRECTORS — PRINCIPLES OF CORPORATE GOVERNANCE

Overview

The Company and the Board through its Nominating and Governance Committee regularly review and evaluate the Company's corporate governance principles and practices. On May 3, 2006, the Board adopted revisions to its Significant Corporate Governance Principles. The Significant Corporate Governance Principles and the charters for each of the Board's Committees, and each of the Company's Code of Conduct and the Directors' Code of Ethics are posted on the investor relations page of the Company's website at www.investor.xilinx.com. Printed copies of these documents are also available to stockholders upon written request addressed to Corporate Secretary, Thomas R. Lavelle, Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124 or by email at corporate.secretary@xilinx.com.

Board Composition and Governance

The Board believes there should be a substantial majority of independent Directors on the Board. The Board also believes that it is useful and appropriate to have members of management as Directors, including the CEO. With the exception of Mr. Roelandts, each of the Company's Directors qualifies as "independent" in accordance with NASDAQ Stock Market Marketplace Rule 4200(a)(15) and Rule 10A-3 of the Securities Exchange Act of 1934. Independent Directors are given an opportunity to meet outside the presence of members of management, and hold such meetings regularly.

All Directors are elected annually at the annual stockholder meeting. In response to last year's successful stockholder proposal for election of Directors by majority vote standard, on May 3, 2006, the Board amended the Company's Bylaws to provide for the election of Directors in an uncontested election by the majority of votes cast regarding each nominee. In contested elections, Directors will be elected by the plurality standard whereby those Directors with the highest number of votes cast are elected. Any existing Director that receives more "against" votes than "for" votes will tender his or her resignation to the Board. The Board will announce its decision with regard to the resignation within 120 days following the certification of election results.

The Board conducts an annual evaluation of its performance. The process varies from year-to-year, including self-evaluations and/or one-on-one meetings with the chairpersons of the Nominating and Governance Committee and the Compensation Committee and the Lead Independent Director. Results of the evaluation are formally presented to the Board. The Board has made changes in Board procedures based on feedback from the process.

Lead Independent Director

It is the written policy of the Board that if the Chairman is also the Chief Executive Officer of the Company, the Board will designate an independent Director to serve as Lead Independent Director, who is responsible for coordinating the activities of the independent Directors, as well as other duties, including chairing the meetings of the Committee of Independent Directors. When Mr. Roelandts became the Chairman of the Company's Board on August 7, 2003, Jerald G. Fishman assumed the role of Lead Independent Director. The Board's Nominating and Governance Committee reviews the position of Lead Independent Director and identifies the director who serves as Lead Independent Director.

Board Service Limits and Terms

The Board has set a limitation on the number of public boards on which a Director may serve to three (3) for any CEO and four (4) for all other Directors.

The Board believes that term limits on Directors' service and a mandatory retirement age do not serve the best interests of the Company. In recent years the Board had a mandatory retirement age but eliminated it this year. While such policies could help ensure that fresh ideas and new viewpoints are addressed by the

Board, such limits have the disadvantage of losing the contribution of Directors who over time have developed increased insight and knowledge into the Company's operations and who remain active and contributing members of the Board. The Board evaluation process plays a significant role in determining our Nominating and Governance Committee's recommendation regarding Board tenure.

Change of Principal Occupation or Association

When a Director's principal occupation or business association changes substantially during his or her tenure as Director, that Director shall tender his or her resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation.

Director Education

The Company offers internal and external course selections for new-Director orientation as well as continuing education. On a rotating basis, Directors will regularly attend director education programs, including Institutional Shareholder Services-accredited courses, and report back to the entire Board on key learnings.

Stock Ownership Requirements

The Board has established the following stock ownership guidelines for Directors, the CEO and other executive officers:

  •
  4,000 shares for non-employee Directors;

  •
  50,000 shares for the CEO; and

  •
  15,000 shares for executive officers.

These requirements represent approximately two (2) times the fees earned by non-employee Directors, approximately two (2) times the CEO's base salary and one (1) to two (2) times the base salary of executive officers. Individuals have five (5) years to meet the ownership requirements; for existing Directors, the CEO and executive officers, the ownership requirements must be attained by June 1, 2011.

Succession Planning

The Board plans for succession to the position of the Chairman of the Board and the CEO, as well as other senior management positions. The Nominating and Governance Committee keeps the Board apprised of external and internal candidates. To assist the Board, the Chairman and CEO annually provide the Board with an assessment of senior managers and of their potential to succeed him. He also provides the Board with an assessment of considered potential successors to certain senior management positions.

Internal Audit

The Company's Internal Audit function reports to the Audit Committee of the Board and administratively to the Company's Chief Financial Officer.

Anonymous Reporting and Whistleblower Protection

The Company's Code of Conduct includes protections for employees who report violations of the Code of Conduct, other policies, laws, rules and regulations. The Company has implemented an Internet-based anonymous reporting process for employees to report violations they do not otherwise bring directly to management. The site can be accessed from the Company's intranet as well as from any Internet connection or telephone around the world.

Codes of Conduct and Ethics

The Company has adopted a Code of Conduct applicable to the Company's Directors and employees, including the Company's CEO, Chief Financial Officer and its principal accounting personnel. The Code of Conduct includes protections for employees who report violations of the Code of Conduct and other improprieties and includes an anonymous reporting process to provide employees with an additional channel to report any perceived violations. Independent Directors receive notification of violations reported through the anonymous reporting process. The Chief Compliance Officer provides a quarterly report to the Audit Committee of incident reports identified through the anonymous reporting process and otherwise as necessary.

The Audit Committee has approved the adoption of the Financial Executives International Code of Financial Ethics by the Company's finance managers which supplements the employee Code of Conduct.

The Board has adopted a separate Code of Ethics pertaining particularly to the Board which covers topics including insider trading, conflicts of interests, financial reporting and compliance with other laws.

A waiver of any violation of the Code of Conduct by an executive officer or Director and a waiver of any violation of the Directors' Code of Ethics may only be made by the Board. The Company will post any such waivers on its website under the Corporate Governance page of www.investor.xilinx.com. No waivers were requested or granted in the past year.

Stockholder Value

The Board is cognizant of the interests of the stockholders and accordingly has adopted the following provisions:

  •
  All employee stock plans are submitted to the stockholders for approval prior to adoption;

  •
  The 1997 Stock Plan and the proposed 2007 Plan include provisions that prohibit repricing of options including by canceling and issuing new option grants without prior approval of stockholders; and

  •
  The Company is committed to keeping dilution under its stock plans for employees under 3%.

Stockholder Communications to the Board

Stockholders may initiate any communication with the Company's Board in writing and send them addressed in care of the Company's Corporate Secretary, Thomas R. Lavelle, at Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124, sent by e-mail to corporate.secretary@xilinx.com, or faxed to the Corporate Secretary at (408) 377-6137. The name of any specific intended recipient, group or committee should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board's consideration. In such cases, and as necessary for follow up at the Board's direction, correspondence may be forwarded elsewhere in the Company for review and possible response. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner.

COMPENSATION OF DIRECTORS

The Company pays each of its non-employee Directors serving on the Xilinx Board $30,000 per year for service as a Director. Chairpersons of the Compensation and Nominating and Governance Committees receive an additional $10,000 per year and the Chairperson of the Audit Committee receives an additional $15,000 per year. Other than the chairpersons, members of the Compensation and Nominating and Governance Committees receive an additional $3,000 per year and the members of the Audit Committee receive an additional $5,000 per year. The Lead Independent Director also receives an additional $10,000 per year. All payments are made on a quarterly basis.

The Company's 1997 Stock Plan currently provides for an automatic grant of nonqualified options to non-employee Directors of the Company. Each eligible non-employee Director is granted an initial option to purchase 36,000 shares of Common Stock on the date of the Director's first Board or Committee meeting after becoming a Director and an additional option to purchase 12,000 shares of Common Stock on an annual basis thereafter. Director options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and currently vest over four (4) years. Directors will continue to receive equity compensation under the 2007 Plan (Proposal Three), if approved, although the Compensation Committee has not yet determined the particulars of the Directors' participation.

Directors who are actively employed as executives by the Company receive no additional compensation for their service as Directors. Mr. Roelandts is currently the only employee Director of the Company.

EXECUTIVE COMPENSATION

In addition to the information we are required to disclose by the Rules and Regulations of the SEC, we have voluntarily included additional disclosures in this section with respect to our equity based compensation plans so that our stockholders can make a more informed decision when deciding how to vote their proxies.

Summary Compensation Table

The following table sets forth compensation paid for services to the Company in all capacities during the last three (3) fiscal years to (i) the Company's Chief Executive Officer, and (ii) the four (4) other most highly compensated individuals who were serving as executive officers of the Company at the end of the Company's fiscal year ended April 1, 2006, including Richard W. Sevcik who resigned from the Company effective May 15, 2006 (collectively, the "Named Executive Officers"). Biographical information on the Named Executive Officers is provided in Part 1, Item 1 of the Company's Form 10-K.

	Annual Compensation							Long-Term Compensation Awards(2)
Name and Principal Position	Fiscal Year	Salary($)			Bonus($)(1)			Options(#)		All Other Compensation ($)			Total Cash Compensation ($)
Willem P. Roelandts, President, CEO and Chairman of the Board	2006 2005 2004	$ $ $	741,375 715,500 715,500		$ $ $	339,652 336,286 391,013		220,000 0 300,000	(3) (4)	$ $ $	5,223 5,065 37,746	(6) (7) (8)	$ $ $	1,086,250 1,056.851 1,144,259
Kris Chellam, Senior Vice President, Corporate and Enterprise Services	2006 2005 2004	$ $ $	366,250 349,539 314,923		$ $ $	145,750 140,157 147,753		60,000 0 100,000	(3) (4)	$ $ $	32,095 26,225 58,885	(9) (10) (11)	$ $ $	544,095 515,921 521,561
Patrick W. Little, Vice President, Worldwide Sales and Services	2006 2005 2004	$ $ $	302,029 247,200 240,000		$ $ $	87,522 66,944 72,600		120,000 0 153,000	(3) (4)	$ $ $	2,417 9,408 12,074	(12) (13) (14)	$ $ $	391,968 323,552 324,674
Jon A. Olson, Vice President and Chief Financial Officer	2006 2005 2004		$256,403 0 0	(15)		$221,226 0 0	(16)	200,000 0 0			$4,973 0 0	(17)		$482,602 0 0
Richard W. Sevcik, Executive Vice President and General Manager	2006 2005 2004	$ $ $	476,250 465,000 465,000		$ $ $	203,963 202,277 222,968		90,000 0 150,000	(3) (5)	$ $ $	5,223 5,065 37,746	(18) (19) (20)	$ $ $	685,436 672,342 725,714

(1)
Represents management incentives earned in fiscal years 2006, 2005 and 2004 for achievement of corporate and individual objectives.

(2)
The Company has not granted any stock appreciation rights or restricted stock awards and does not currently have any Long-Term Incentive Plans as that term is defined in regulations promulgated by the SEC. However, the 2007 Plan, for which we are seeking stockholder approval, may be a Long-Term Incentive Plan.

(3)
Grants associated with the Company's annual Focal Review Period (as defined below) in calendar year 2005 were not included in last year's proxy statement because the grant date of July 1, 2005 occurred after the filing of last year's proxy statement.

(4)
Represents options granted on April 5, 2004 based on anticipated contributions by the employee.

(5)
Represents options granted on April 5, 2004 based on anticipated contributions by the employee and options granted on February 18, 2004 for promotion to Executive Vice President.

(6)
Includes (i) employer contributions under our 401(k) Plan (Employer 401(k) Contributions) of $1,450, and (ii) the market value of shares purchased pursuant to the Employee Stock Purchase Plan on the date of such purchase, minus the purchase price of such shares thereunder (ESPP Gain) of $3,773.

(7)
Includes (i) Employer 401(k) Contributions of $1,400, and (ii) ESPP Gain of $3,665.

(8)
Includes (i) Employer 401(k) Contributions of $1,600, and (ii) ESPP Gain of $36,146.

(9)
Includes (i) Employer 401(k) Contributions of $1,450, (ii) ESPP Gain of $3,773 and (iii) a distribution of $26,872 in deferred compensation.

(10)
Includes (i) Employer 401(k) Contributions of $1,400, (ii) ESPP Gain of $3,665 and (iii) a distribution of $21,160 in deferred compensation.

(11)
Includes (i) Employer 401(k) Contributions of $1,600, (ii) ESPP Gain of $36,146 and (iii) a distribution of $21,139 in deferred compensation.

(12)
Includes (i) Employer 401(k) Contributions of $1,450 and (ii) ESPP Gain of $967.

(13)
Includes (i) Employer 401(k) Contributions of $1,400 and (ii) ESPP Gain of $8,008.

(14)
Includes (i) Employer 401(k) Contributions of $1,600 and (ii) ESPP Gain of $10,474.

(15)
Represents a partial year's annual salary; Mr. Olson joined the Company on June 27, 2005.

(16)
Includes (i) a $150,000 sign-on bonus and (ii) incentive compensation of $71,226 (see note (1) above).

(17)
Includes (i) Employer 401(k) Contributions of $1,200, and (ii) ESPP Gain of $3,773.

(18)
Includes (i) Employer 401(k) Contributions of $1,450, and (ii) ESPP Gain of $3,773.

(19)
Includes (i) Employer 401(k) Contributions of $1,400, and (ii) ESPP Gain of $3,665.

(20)
Includes (i) Employer 401(k) Contributions of $1,600, and (ii) ESPP Gain of $36,146.

Option Grants in Last Fiscal Year

In years prior to fiscal 2005, we have conducted the employee's annual performance and compensation reviews (the "Focal Review Period") to be effective on a date certain, set in advance, or about April 1 of each year. We regularly reported any option grants associated with the Focal Review Period in the proxy statement that was filed shortly thereafter, regardless of whether the grant date technically fell within the fiscal year being reported. For instance, options granted in connection with the Focal Review Period in calendar year 2004 were reported in the proxy statement for fiscal year ended April 3, 2004. In fiscal year 2006, the effective date for the Focal Review Period was July 1, 2005. Because the 2005 Focal Review Period fell after the filing of the fiscal year 2005 proxy statement, the fiscal year 2005 proxy statement did not include any stock options granted in the prior year other than such grants that may have been given on an individual and discretionary award basis throughout fiscal year 2005.

Unless otherwise noted, the following table shows option grants during the fiscal year ended April 1, 2006 for the Named Executive Officers and the potential realizable value of those options, assuming 5% and 10% annual appreciation, at the end of the ten-year option term.

Option Grants in Last Fiscal Year

	Individual Grants
	Number of Securities underlying Options Granted (#)(1)(2)							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)(5)
			% of Total Options Granted To Employees in Fiscal Year(%)
Name					Exercise Price($)(3)		Expiration Date(4)
								5%		10%
Willem P. Roelandts	220,000		2.59%			$25.48	07/01/2015		$3,525,331		$8,933,882
Kris Chellam	60,000		0.71%			$25.48	07/01/2015		$961,454		$2,436,513
Patrick W. Little	20,000 20,000 40,000 40,000	(6) (7) (7)	0.24 0.24 0.47 0.47	% % % %	$ $ $ $	27.05 25.48 27.54 28.20	05/16/2015 07/01/2015 12/14/2015 02/08/2016	$ $ $ $	340,231 320,484 692,790 709,393	$ $ $ $	862,214 812,171 1,755,666 1,797,741
Jon A. Olson	200,000	(8)	2.36%			$25.66	06/27/2015		$3,227,487		$8,179,086
Richard W. Sevcik	90,000		1.06%			$25.48	07/01/2015		$1,442,181		$3,654,770

(1)
These options were granted under the Company's 1997 Stock Option Plan, have a ten-year term, typically vest monthly over a four-year period of employment, and have an exercise price equal to market value on the date of grant. Mr. Olson's 200,000 options were his new-hire grant; these options vest over a four-year period, one-quarter on the first anniversary of the grant and monthly thereafter for the remaining three (3) years.

(2)
Except as otherwise indicated, the number of options represented in this column represents options granted on July 1, 2005.

(3)
The exercise price may be paid by check, cash or delivery of shares that have been held for a minimum of six (6) months.

(4)
Options may terminate before their expiration dates if the optionee's status as an employee, director, or consultant is terminated, upon the optionee's death or upon an acquisition of the Company.

(5)
Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually from the date of grant until the end of the ten-year option term. These values are calculated based on requirements established by the SEC and do not reflect the Company's estimate of future stock price appreciation.

(6)
Represents options granted on May 16, 2005 for promotion to Vice President.

(7)
Represents options granted on December 14, 2005 and February 8, 2006 for promotion to Vice President of Worldwide Sales.

(8)
Represents Mr. Olson's new-hire grant on June 27, 2005 (see note (1) above for the vesting schedule).

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Options

The following table sets forth, as to the Named Executive Officers, certain information concerning exercise of options during the fiscal year ended April 1, 2006, and the year-end value of unexercised options:

			Number of Securities Underlying Unexercised Options at April 1, 2006(#)
					Value of Unexercised In-the-Money Options at April 1, 2006($)(1)
	Shares Acquired on Exercise(#)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Willem P. Roelandts	750,775	$15,000,246	2,389,520	410,000	$10,789,158	$147,750
Kris Chellam	50,000	$998,997	690,376	125,833	$4,578,087	$49,250
Patrick W. Little	0	0	111,896	161,104	$75,000	$25,000
Jon A. Olson	0	0	0	200,000	$0	$0
Richard W. Sevcik	300,000	$4,906,563	1,026,601	187,916	$6,202,205	$73,875

(1)
Calculated by determining the difference between the fair market value of the Securities underlying the options at March 31, 2006 ($25.46 per share) and the exercise price of the options.

Employee and Executive Option Grants for Fiscal Years 2006, 2005 and 2004

Our stock option program is a broad-based, long-term retention program that is intended to attract and retain talented employees and align stockholder and employee interests. Nearly all of our employees participate in at least one of our stock option plans.

Grants associated with the Company's Focal Review Period in calendar year 2005 (fiscal year 2006) were not included in last year's proxy statement because the grant date of July 1, 2005 occurred after the filing of last year's proxy statement and are, therefore, included in the options for fiscal year 2006. Beginning in fiscal year 2007, equity grants (including options and other types of awards under the 2007 Plan, if approved) made in connection with the Focal Review Period will be effective on the first trading day of the Company's second fiscal quarter (i.e., on or about July 1).

The following table sets forth option grants to employees and Named Executive Officers (as defined below) during the last three (3) fiscal years ended April 1, 2006.

	2006	2005	2004
Net grants during the year as a % of outstanding shares	1.5%	2.4%	2.0%
Grants to Named Executive Officers during the year as a % of total options granted	8.1%	0%	7.2%
Grants to Named Executive Officers during the year as a % of outstanding shares	0.2%	0%	0.2%
Cumulative options held by Named Executive Officers as a % of total outstanding options	8.9%	10.4%	11.5%

The following table sets forth information relating to In-the-Money and Out-of-the-Money Option information for all option grants of the Company outstanding as of the end of fiscal year 2006:

In-the-Money and Out-of-the-Money Option Information
As of the End of Fiscal Year 2006

(shares in thousands)	Exercisable Shares	Unexercisable Shares	Total Shares	Weighted Average Exercise Price
In-the-Money	20,596	2,067	22,663	$17.45
Out-of-the Money(1)	24,584	12,583	37,167	$39.25

Total Options Outstanding	45,180	14,650	59,830	$30.99

(1)
Out-of the-money options are those options with an exercise price equal to or above the closing price of $25.46 per share on March 31, 2006.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of Common Stock of the Company as of May 18, 2006, except as noted below, by (i) each stockholder known to the Company to be a beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the Company's Directors, (iii) each of the Named Executive Officers and (iv) all Directors and executive officers as a group. The Company believes that each of the beneficial owners of the Common Stock listed below, based on information furnished by such beneficial owners, has sole voting power and investment power with respect to such shares, except as otherwise set forth in the footnotes below and subject to applicable community property laws.

Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class
Greater than 5% Stockholders
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	49,991,000	(1)	14.3%
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	34,534,505	(2)	10.0%
Capital Group International, Inc. 11100 Santa Monica Boulevard Los Angeles, CA 90025	24,353,310	(3)	7.0%
Directors
Willem P. Roelandts	2,585,602	(4)	*
John L. Doyle	231,052	(5)	*
Jerald G. Fishman	107,045	(6)	*
Philip T. Gianos	162,744	(7)	*
William G. Howard, Jr.	420,045	(8)	*
Harold E. Hughes, Jr.	72,000	(9)	*
J. Michael Patterson	39,400	(10)	*
Elizabeth W. Vanderslice	97,273	(11)	*

Named Executive Officers
Kris Chellam	811,992	(12)	*
Patrick W. Little	273,166	(13)	*
Jon A. Olson	200,888	(14)	*
Richard W. Sevcik	1,002,716	(15)	*
All directors and executive officers as a group (12 persons)	6,003,923	(16)	1.7%

*
Less than 1%

(1)
Based on information contained in an amendment to Schedule 13G/A, reflecting stock ownership information as of December 31, 2005, which was filed by this stockholder pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended (Section 13), on February 10, 2006.

(2)
Based on information contained in an amendment to Schedule 13G/A, reflecting stock ownership information as of December 31, 2005, which was filed by this stockholder pursuant to Section 13, on April 10, 2006.

(3)
Based on information contained in a Schedule 13G, reflecting stock ownership information as of December 31, 2005, which was filed by this stockholder pursuant to Section 13, on February 9, 2006.

(4)
Includes options to purchase 2,446,920 shares of Common Stock exercisable within 60 days from May 18, 2006. Mr. Roelandts is President, CEO and Chairman of the Board of the Company.

(5)
Includes options to purchase 204,052 shares of Common Stock exercisable within 60 days from May 18, 2006 and 3,000 shares held by the Doyle Family Trust.

(6)
Includes options to purchase 83,045 shares of Common Stock exercisable within 60 days from May 18, 2006.

(7)
Includes options to purchase 76,052 shares of Common Stock exercisable within 60 days from May 18, 2006 and 40 shares held by Mr. Gianos's son.

(8)
Includes options to purchase 396,045 shares of Common Stock exercisable within 60 days from May 18, 2006.

(9)
Includes options to purchase 41,250 shares of Common Stock exercisable within 60 days from May 18, 2006.

(10)
Includes options to purchase 6,375 shares of Common Stock exercisable within 60 days from May 18, 2006.

(11)
Includes options to purchase 73,045 shares of Common Stock exercisable within 60 days from May 18, 2006 and 228 shares of Common Stock held in joint tenancy.

(12)
Includes options to purchase 658,709 shares of Common Stock exercisable within 60 days from May 18, 2006, 41,087 shares of Common Stock held by the Chellam Family Trust, 1,025 shares of Common Stock held by Mr. Chellam's immediate family and 1,000 shares of Common Stock held by Mr. Chellam's mother-in-law.

(13)
Includes options to purchase 132,146 shares of Common Stock exercisable within 60 days from May 18, 2006.

(14)
Includes options to purchase 50,000 shares of Common Stock exercisable within 60 days from May 18, 2006 and 888 shares of Common Stock held in a joint trust.

(15)
Includes options to purchase 908,808 shares of Common Stock exercisable within 60 days from May 18, 2006.

(16)
Includes options held by named executive officers and directors of the Company to purchase an aggregate of 5,076,447 shares of Common Stock exercisable within 60 days from May 18, 2006.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

Employment Contracts

On January 11, 1996, the Company entered into a letter agreement with Willem P. Roelandts, its current President, CEO and Chairman of the Board, relating to terms of his employment, his initial level of compensation and payment of certain compensation in the event of his termination from the Company under certain circumstances. The agreement provided for initial base compensation of $41,667 per month, an initial target bonus equal to 60% of base salary and the grant of options to purchase 3,200,000 shares of Common Stock, exercisable at $7.95 per share and vesting over a five-year period. The letter agreement provides that in the event that Mr. Roelandts voluntarily terminates his employment with the Company or is terminated for cause, he will not be eligible to receive any severance payments. The letter agreement also provides that if Mr. Roelandts is terminated without cause within one (1) year following a change in control of the Company (as defined in the agreement), he would receive two (2) years' base pay, two (2) years' target bonus, two (2) years' medical and dental insurance and full vesting of all previously unvested stock options.

On June 2, 2005, the Company entered into a letter agreement with Jon A. Olson, its current Chief Financial Officer and Vice President, Finance, related to terms of his employment, his initial level of compensation and payment of certain compensation in the event of his termination from the Company under certain circumstances. The agreement provided for initial base compensation of $27,917 per month, a target bonus equal to 50% of base salary, a hire-on bonus of $150,000, an option to purchase 200,000 shares of common stock, exercisable at $25.66 per share and vesting over a four-year period. The agreement provides that in the event a change in control due to the sale or merger of the Company occurs within a two-year time period from his date of hire and Mr. Olson is terminated by the Company without cause within one (1) year following the change in control, Mr. Olson will be eligible for one (1) year's base pay, one (1) year's target bonus, one (1) year's medical and dental insurance and accelerated vesting of one (1) year of unvested stock options.

On May 3, 2006, the Company entered into a separation agreement with Richard W. Sevcik upon his retirement. Mr. Sevcik resigned from his position on the Board as of April 13, 2006 and from his position as Executive Vice President of Programmable Logic Systems Group as of May 15, 2006. Under the Company's executive retirement program, Mr. Sevcik received one (1) year of accelerated vesting of unvested stock options as of May 15, 2006 and will receive medical and dental benefits for himself and his spouse until Mr. Sevcik reaches age 65 or becomes eligible for coverage under another plan. In exchange for providing a general release and contingent upon a covenant not to compete, Mr. Sevcik will also receive a separation payment of $480,000, in ten (10) equal monthly installments to be fully paid by March 15, 2007.

Retirement Benefits

On December 3, 1997, the Board approved a discretionary program enabling it to provide for the acceleration of the vesting by one (1) year of options held by an elected officer in the event of the voluntary resignation by such elected officer at or after attaining the age of fifty-five (55) with at least five (5) year's service as an elected officer of the Company. Such acceleration of the vesting of options is subject to certain restrictions and conditions as determined by the Board.

The Company offers continuing health benefits to retiring elected officers who have attained at least the age of fifty-five (55) and who have served as an elected officer of the Company for at least five (5) years. The benefits include medical and dental coverage for the retiring executive and his or her dependents until the executive reaches age sixty-five (65) or becomes eligible for another benefit plan, whichever is earlier. The retiring executive remains responsible for the individual's portion of the insurance premium.

Change in Control Arrangements

  1997 Stock Plan

  Merger or Consolidation

In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the optionee shall fully vest in and have the right to exercise all of the optionee's options including options which would not otherwise be vested or exercisable and the optionee would be fully vested and would have the right to exercise the option(s) for a period of thirty (30) days. If not exercised within said thirty-day period, the option right would terminate upon the expiration of such period.

  Dissolution or Liquidation

In the event of the proposed dissolution or liquidation of the Company, the administrator in its discretion may provide for an optionee to have the right to exercise his or her option until ten (10) days prior to such transaction as to all of the options covered thereby, including shares as to which the options would not otherwise be vested or exercisable. To the extent it has not been previously exercised, an option would terminate immediately prior to the consummation of such proposed action.

  Changes in Capitalization

Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding option, and the number of shares of Common Stock which have been authorized for issuance under the 1997 Stock Plan but as to which no options have yet been granted or which have been returned to the 1997 Stock Plan upon cancellation or expiration of an option, as well as the price per share of Common Stock covered by each such outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock.

  2007 Equity Incentive Plan

  Merger or Consolidation

In the event of a merger, consolidation, or share exchange pursuant to which the Company is not the surviving or resulting corporation: (i) the shares or equivalent cash or property of the surviving or resulting corporation shall be substituted for any unexercised portions of outstanding awards under the 2007 Plan; or (ii) all awards may be canceled by the Company immediately prior to the effective date of such event and each stockholder shall be permitted to purchase all or any portion of the shares of Common Stock underlying his or her vested and unvested award(s) within thirty (30) days of such effective date. All awards not canceled as described in (ii) above shall automatically be accelerated and exercisable in full and all restriction periods, if any, shall expire.

  Dissolution or Liquidation

If the Company sells all or substantially all of its property, or dissolves, liquidates, or winds up its affairs, each Participant (as defined in the 2007 Plan) shall receive in exchange for his or her vested awards, the same kind and amount of securities or assets as may be issuable, distributable or payable to other stockholders for each share upon any such event.

  Changes in Capitalization

In the event there is any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a stock dividend, stock split, combination or exchange, or any other increase or decrease of shares without receipt of consideration by the Company, appropriate adjustment shall be made (i) in the maximum number of shares of Common Stock that may be awarded under the 2007 Plan; (ii) in the number of shares and the option price of previously granted but unexercised options; (iii) in the number of SARs and the SAR price of previously granted but unexercised SARs; and (iv) the number of outstanding shares of restricted stock and the number of outstanding RSUs where restrictions have not lapsed prior to the capitalization change.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the Company's financial reporting process on behalf of the Board. It assists the Board in fulfilling its oversight responsibilities to the stockholders relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the audit process. While the Audit Committee sets the overall corporate tone for quality financial reporting, management has the primary responsibility for the preparation, presentation and integrity of the Company's financial statements and implementation of the reporting process including the systems of internal controls and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. In accordance with the law, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company's independent auditors. A revised Charter of the Audit Committee was adopted by the Board on May 3, 2006 and is filed herewith as Appendix B to this Proxy Statement and can be found at www.xilinx.com.

The Company's external auditors, Ernst & Young LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and expressing opinions on the conformity of the Company's audited financial statements to generally accepted accounting principles in the United States, management's assessment of the effectiveness of the Company's internal control over financial reporting, and the effectiveness of the Company's internal control over financial reporting. In carrying out its responsibilities, the Audit Committee is empowered to investigate any matter with full access to all books, records, facilities and personnel of the Company and has the power to retain outside counsel or other experts for this purpose. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or certify the activities of management and the independent auditors.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements for the fiscal year ended April 1, 2006 with management and Ernst & Young LLP, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Ernst & Young LLP, matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP, required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), and has discussed with them their independence from the Company and its management.

The Audit Committee also reviewed and discussed with management its assessment and report on the effectiveness of the Company's internal control over financial reporting as of April 1, 2006, which it made using the criteria set forth by the Committee of Sponsoring Organizations (COSO) of the Treadway Commission in Internal Control-Integrated Framework. The Audit Committee has also reviewed and discussed with Ernst & Young LLP its attestation report on management's assessment of internal control over financial reporting and its audit of and report on the Company's internal control over financial reporting. The Company published these reports in its Annual Report on Form 10-K for the year ended April 1, 2006.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended April 1, 2006 for filing with the SEC.

Audit Committee of the Board of Directors — John L. Doyle, Chairman — Harold E. Hughes, Jr. — J. Michael Patterson

The foregoing Audit Committee report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Xilinx under the Securities Act of 1933, as amended, referred to as the Securities Act, or under the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
DIRECTORS FOR FISCAL YEAR 2006

Overview

The Board's Compensation Committee establishes the general compensation policies of the Company, determines the specific compensation levels for senior management and administers the bonus programs adopted in October 2002 (Pay for Xilinx Performance (PXP) and Profit Sharing), the Executive Bonus Program adopted for fiscal year 2006, the Employee Stock Purchase Plan, the 1997 Stock Plan, the Deferred Compensation Plan, and the 2007 Plan subject to approval by stockholders (Proposal Three) and its effective date.

The Compensation Committee is comprised of three (3) independent, non-employee directors who have no interlocking relationships as defined by the SEC. The Compensation Committee met four (4) times during fiscal year 2006, regularly reviewing compensation practices and plans, and types and levels of compensation. The Compensation Committee retains a compensation consultant to assist in its review of independent compensation data such as public company proxy statements and the Radford Management Survey in setting executive compensation. In its survey of market data, the Company focuses on companies meeting all or some of the following criteria: they are in similar industries as the Company; they are of roughly similar size (as measured by revenues and aggregate market capitalization) as the Company; they have growth expectations similar to those of the Company; and they are companies against whom the Company competes for talent.

Compensation Philosophy

The Company's compensation philosophy is built upon four fundamental principles: align compensation with performance; align interests of employees and stockholders; attract and retain excellent talent at all levels; and apply the same principles to all levels of employees. Consistent with our "pay as you go" philosophy, compensation under our bonus programs varies with company performance. Quarterly payments increase if Xilinx beats its financial targets. Less is paid if we fall short of our targets. If the Company does not achieve a minimum profit margin target, nothing is paid under the bonus programs, even if the Company may have met or exceeded its revenue targets. The maximum payout under PXP and the Company's Profit Sharing Plan is limited to 10% of the Company's operating profit in any given quarter.

Executive Compensation

  Base Salary

Base salaries for the Company's executive officers are reviewed and adjusted on an annual basis. In determining compensation for the Company's executive officers as of July 1, 2005, base salary was based on a number of criteria, including the individual officer's performance level during the prior year, the officer's base compensation level during the prior year, individual achievements of that officer and base salary paid to officers in comparable positions at companies of comparable size among those in the survey of market data.

  Incentive Compensation

During fiscal year 2006, executive officers participated in an Executive Bonus Program under which bonus targets ranged from 50% to 70% of the individual's base pay. The program had two components measured quarterly and weighted as follows: actual company revenue versus the revenue goal growth rate set at the beginning of the fiscal year (two-thirds) and the individual's expense performance against the individual's assigned expense budget for the quarter (one-third). Revenue and expense performance were determined after each quarter's earnings release to the public. If the quarterly goals were missed for either component, the individual did not receive a bonus attributed to the missed component. As a group, the executive officers (excluding the CEO) received 50% to 67% of their aggregated incentive compensation target during fiscal year 2006; the range reflects the varied success with which executive officers met their expense targets during fiscal year 2006.

Executive officers will participate in PXP for their incentive compensation during fiscal year 2007, beginning April 2, 2006. PXP compensation is based upon three components which are weighted as follows: operating profit margin (40%), actual revenue versus goal set at the beginning of the quarter (40%), and a strategic objective (20%). Operating profit and revenue performance are determined after each quarter's earnings are released to the public. The operating profit and revenue components are subject to a multiplier that reduces or increases that component of PXP, depending upon performance results, and may result in participants receiving less than or more than their target percentages. The operating profit multiplier increases no more than 0.2 for each percentage point above target. The revenue multiplier increases no more than 0.15 for each five (5) percentage points of revenue performance above the Company's goal set at the beginning of the quarter.

The annual strategic objective component (20% of executive PXP target) is tied to key corporate initiatives such as product quality, customer satisfaction and market segment share. Individual performance may be considered. The strategic objective component is proposed by the CEO and approved by the Compensation Committee. If the strategic objective is not achieved in its entirety, nothing is paid for this part of PXP. If the objective is achieved, the operating profit multiplier applicable to the period's profitability is applied to this component of PXP.

  Equity

The Compensation Committee's determination with respect to stock option grants to executive officers during fiscal year 2006 was based on future anticipated contributions by the individual and corporate performance. Determination of option grant amounts is not made in accordance with a strict formula which measures weighted qualitative and quantitative factors, but rather is based on objective data synthesized to competitive ranges following statistical analysis and subjective policies and practices, including an overall review of both individual and corporate performance and the value of stock option grants of comparable officers at comparable companies. The companies used for purposes of the Company Stock Price Performance graph differ from those companies considered for compensation comparison.

CEO Compensation

Pursuant to the recommendation of the Compensation Committee and approved by the Board, Mr. Roelandts had an annual base salary in the amount of $741,375 for fiscal year 2006 and he received a grant of 220,000 options to purchase stock at $25.48 per share. Under the Executive Bonus Program, the CEO's incentive compensation had two components: two-thirds of his target bonus of 70% was measured and paid out according to the metrics and weighting of the program as it pertained to other executive officers (described above) and one-third based on the Company's performance against specific goals set and evaluated by the Board, specifically market diversification, gross margin, profit margin, days of inventory, and delivery record against original factory commitment date. The CEO received 67% of his total target incentive compensation for fiscal year 2006.

The Compensation Committee determined Mr. Roelandts' compensation pursuant to objective data synthesized to competitive ranges following statistical analysis and subjective policies and practices, including assessment of his achievements, and a review of compensation paid to chief executive officers of comparable companies. The companies used for purposes of the Company Stock Performance graph differ from those companies considered for CEO compensation comparison.

Employee Evaluation and Compensation

Approximately once a year, the Company reviews employees' base salaries, taking into consideration each employee's performance and salary for competitive positions in the relevant labor market as determined by geographic location, position and grade level (Focal Review). The Company believes that all employees should understand and participate in their annual performance evaluation and development plans.

Compensation levels reported in this year's proxy statement are reflective of decisions made during the 2005 calendar year Focal Review.

Bonus compensation for employees is provided under our two (2) bonus programs, PXP and Profit Sharing. Employees who are not participating in a sales-based incentive plan and who were fully employed during the calendar quarter are eligible for PXP and Profit Sharing. As described above, we only pay bonuses if the Company achieves a threshold operating income target that is aligned with the corporate financial model. Managers participate in PXP which is described above under the Executive Compensation section, with the exception that the annual strategic objective component applies only to vice presidents. All other employees participate in Profit Sharing. Payments under Profit Sharing depend upon the Company's performance against its operating profit margin target. The same multiplier that applies to the operating profit margin target for PXP applies to Profit Sharing. Officers do not participate in Profit Sharing.

Competitive Levels of Compensation

The Company is committed to providing a compensation program that helps to attract and retain the people necessary to achieve its objectives. The Company generally applies its compensation philosophy worldwide, in accordance with local law. The Company believes that its compensation practices for fiscal year 2006 were competitive and compensation levels were near the median of industry compensation levels.

Other Benefit Plans

On April 1, 2000, the Compensation Committee adopted a non-qualified deferred compensation plan. Under the Deferred Compensation Plan, certain key employees and non-employee directors may defer a portion of their salary and bonus. Participants' deferrals earn rates of return based on the performance of the mutual funds selected by the participants.

The Company believes it is important to align employee and stockholder long-term interests by creating a strong and direct link between employee compensation and stockholder return. To this effect, the Company has a 1988 Stock Option Plan and a 1997 Stock Plan, the Employee Stock Purchase Plan, and has submitted the 2007 Plan to stockholders for approval this year (Proposal Three).

Under the Employee Stock Purchase Plan, employees who meet the required work hours are entitled to purchase shares of Common Stock at 85% of the fair market value of the stock at certain specified dates.

Deductibility under Section 162(m)

Section 162(m) of the Tax Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its CEO and next four (4) most highly paid executive officers. The Company's stockholder-approved equity plans are qualified so that awards under such plans constitute performance-based compensation not subject to Section 162(m) of the Tax Code. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

The amounts paid to the Chief Executive Officer during fiscal year 2006 in excess of $1,000,000 ($86,250) were not deductible for fiscal 2006.

Compensation Committee of the Board of Directors — Philip T. Gianos, Chairman — Jerald G. Fishman — William G. Howard, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is an officer or employee of the Company or any of its subsidiaries. No member of the Compensation Committee is, or was during fiscal 2006, an executive officer of another company whose board of directors has a comparable committee on which one of the Company's executive officers serves.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company has one stockholder that is the beneficial owner of more than ten percent of its Common Stock (see "Security Ownership of Certain Beneficial Owners and Management"). To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company, and written representations from certain reporting persons that no other reports were required, the Company believes that its officers, directors and greater-than-10% stockholders (if any) complied with all Section 16(a) filing requirements during the 2006 fiscal year.

COMPANY STOCK PRICE PERFORMANCE

The following chart shows a comparison of cumulative total return for the Company's Common Stock, the Standard & Poor's 500 Stock Index (S&P 500 Index), and the Standard & Poor's 500 Semiconductors Index (S&P 500 Semiconductors). The total stockholder return assumes $100 invested on March 31, 2001 in Xilinx, Inc. Common Stock, the S&P 500 Index and the S&P 500 Semiconductors.

	INDEXED RETURNS Years Ended
Company/Index	Base Period Mar01	Mar02	Mar03	Mar04	Mar05	Mar06
XILINX, INC.	100	113.48	66.65	107.50	83.76	73.70
S&P 500 INDEX	100	100.24	75.42	101.91	108.73	121.48
S&P 500 SEMICONDUCTORS	100	108.75	56.07	96.19	81.53	88.31

NOTE: STOCK PRICE PERFORMANCE AND INDEXED RETURNS FOR OUR COMMON STOCK ARE HISTORICAL AND ARE NOT AN INDICATOR OF FUTURE PRICE PERFORMANCE OR FUTURE INVESTMENT RETURNS

OTHER MATTERS

Analog Devices, Inc. (ADI) disclosed in its Form 10-K filed on November 30, 2004 that the SEC had initiated an inquiry into its stock option granting practices, focusing on options that were granted shortly before the issuance of favorable financial results. On November 15, 2005, ADI announced that a tentative settlement had been reached that concerns ADI and its CEO, Jerald Fishman. The SEC Staff has decided to recommend the offer of settlement to the Commission. A final settlement is subject to review and approval by the Commission. The contemplated settlement addresses two separate issues. The first issue concerns ADI's disclosure regarding granting of options to its employees and directors prior to the release of favorable financial results. The second issue concerns the grant dates for options granted to ADI employees and officers in specific years. In connection with the contemplated settlement, ADI would consent to a cease-and-desist order under Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, would pay a civil money penalty of $3 million, and would reprice options granted to Mr. Fishman and other directors in certain years.

In connection with the contemplated settlement, Mr. Fishman would consent to a cease-and-desist order under Sections 17(a)(2) and (3) of the Securities Act, would pay a civil money penalty of $1 million, and would make a disgorgement payment with respect to options granted in certain years.

ADI and Mr. Fishman would settle this matter without admitting or denying the SEC's findings.

On May 24, 2006, ADI announced that it received a document subpoena requesting certain records from 2000 to the present relating to ADI's granting of stock options. ADI expressed its belief that this document request is related to the matters underlying the SEC inquiry and contemplated settlement described above.

ADI has determined that no restatement of its historical financial results would be necessary due to the proposed settlement.

For additional information on the contemplated settlement by ADI and its CEO, Jerald Fishman, please refer to ADI's disclosures on the matter, including, without limitation, those included in Form DEF 14A, filed with the SEC on February 8, 2006, and its Form 8-K filed on May 24, 2006.

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

THE BOARD OF DIRECTORS

Dated: May 31, 2006

APPENDIX A

XILINX, INC.
2007 EQUITY INCENTIVE PLAN

This Xilinx, Inc. 2007 Equity Incentive Plan (hereinafter called the "Plan") was adopted by the Board of Directors of Xilinx, Inc., a Delaware corporation (hereinafter called the "Company") on May 3, 2006, subject to approval by the Company's stockholders at its annual meeting on July 26, 2006 (as continued, if necessary). If approved by the Company's stockholders, the Plan shall be effective as of January 1, 2007. The Plan terminates on December 31, 2013.

ARTICLE 1
PURPOSE

The purpose of the Plan is to attract and retain the services of able persons as Employees, Consultants, and Non-Employee Directors of the Company and its Subsidiaries, to provide such persons with a proprietary interest in the Company through the granting of Options, SARs, Restricted Stock, and RSUs, whether granted singly, or in combination, or in tandem, that will (a) increase the interest of such persons in the Company's welfare, and (b) furnish an incentive to such persons to continue their services for the Company and/or Subsidiary.

ARTICLE 2
DEFINITIONS

For purposes of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

        2.1   "Award" means the grant of any Incentive Stock Option, Non-qualified Stock Option, SAR, Restricted Stock, or Restricted Stock Unit, whether granted singly, in combination or in tandem.

        2.2   "Award Agreement" means a written agreement between a Participant and the Company, which sets out the terms of the grant of an Award.

        2.3   "Award Period" means the period during which one or more Awards granted under an Award Agreement may be exercised or earned.

        2.4   "Board" means the Board of Directors of the Company or any designated Subsidiary.

        2.5   "Cause" shall mean: (i) engaging in financial fraud; (ii) embezzling property of the Company and/or any Subsidiary; (iii) non-payment of an obligation owed to the Company; (iv) breach of fiduciary duty or deliberate disregard of Company rules resulting in loss, damage or injury to the Company; (v) engaging in any activity for, or affiliating with, any competitor of the Company and/or any Subsidiary; (vi) theft of trade secrets or unauthorized disclosure of any confidential information or trade secret of the Company and/or any Subsidiary; or (vii) engaging in conduct that is a violation of securities laws, antitrust and unfair competition laws, the Foreign Corrupt Practices Act, other laws, or which conduct puts the Company and/or any Subsidiary at substantial risk of violating such laws. The Committee, in its sole discretion, shall determine if a Participant's termination of employment or cessation of services is for "Cause."

        2.6   "Change of Control." A Change of Control shall occur if:

          (a)   Any Person, or more than one Person acting as a group, acquires ownership of Shares of the Company that, together with stock held by such Person or group, constitutes more than 50% of the total Fair Market Value or total voting power of the Shares of the Company. However, if any one Person or more than one Person acting as a group, is considered to own more than 50% of the total

  Fair Market Value or total voting power of the Shares of the Company, the acquisition of additional Shares by the same Person or Persons is not considered to cause a Change in Control;

          (b)   Any one Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of Shares of the Company possessing 35% or more of the total voting power of the Shares of such Company;

          (c)   A majority of members of the Board of Directors of the Company are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Company prior to the date of the appointment or election; or

          (d)   Any one Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total "gross fair market value" equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the Company's assets or the value of the assets being disposed of, as applicable, determined without regard to any liabilities associated with such assets.

        2.7   "Code" means the U.S. Internal Revenue Code of 1986, as amended, together with the published rulings, regulations, and interpretations duly promulgated thereunder.

        2.8   "Committee" means the Compensation Committee of the Board of Directors of the Company or such other Committee appointed or designated by the Board of Directors of the Company to administer the Plan in accordance with Article 3 of this Plan.

        2.9   "Company" means Xilinx, Inc., a Delaware corporation, and any successor entity.

        2.10 "Consultant" means each individual who performs services for the Company and/or any Subsidiary, and who is determined by the Committee to be a consultant to the Company and/or Subsidiary.

        2.11 "Covered Participant" means a Participant who is a "covered employee" as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder, and any individual the Committee determines should be treated as such a covered employee.

        2.12 "Date of Grant" means "date of grant" as determined by the Committee consistent with Statement of Financial Accounting Standards 123(R).

        2.13 "Director" means a member of the Board.

        2.14 "Disability" means total and permanent disability as described in Section 22(e)(3) of the Code.

        2.15 "Employee" means each individual who performs services for the Company and/or any Subsidiary, and who is determined to be an employee of the Company and/or such Subsidiary by the Committee.

        2.16 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.17 "Exercise Date" means the date specified in the Participant's Exercise Notice, on which the Participant seeks to exercise an Option or SAR.

        2.18 "Exercise Notice" means the electronic or written notice from the Participant to the Company (or to a designated broker acting as agent for the Company) notifying the Company or designated broker, as applicable, that the Participant seeks to exercise an Option or SAR.

        2.19 "Fair Market Value" of a Share means:

          (a)   If the Share is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be its closing sales price (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (b)   If the Share is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Share on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (c)   In the absence of an established market for the Share, the Fair Market Value shall be determined in good faith by the Committee.

        2.20 "Good Reason" means the assignment to the Participant of duties that result in a material diminution of the Participant's duties and responsibilities. The Committee, in its sole discretion, shall determine whether a Participant's termination from employment or cessation of services is for "Good Reason."

        2.21 "Incentive Stock Option" or "ISO" means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

        2.22 "Non-Employee Director" means a member of the Board who is not an Employee.

        2.23 "Non-qualified Stock Option" or "NQSO" means a stock option, granted pursuant to this Plan that is not intended to comply with the requirements set forth in Section 422 of the Code.

        2.24 "Option" means either an ISO or NQSO.

        2.25 "Option Price" means the price which must be paid by a Participant upon exercise of an Option to purchase a Share.

        2.26 "Participant" shall mean an Employee, Consultant, or Non-Employee Director to whom an Award is granted under this Plan.

        2.27 "Performance Goal" means the performance goals or objectives established by the Committee as a condition precedent to the vesting of an Award. The Performance Goals related to a Covered Participant are listed in Article 10 of this Plan. The Performance Goals related to a Participant who is not a Covered Participant shall be determined by the Committee in its sole discretion.

        2.28 "Performance Period" means the time period designated by the Committee during which Performance Goals must be met.

        2.29 "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

        2.30 "Plan" means this Xilinx, Inc. 2007 Equity Incentive Plan, as amended from time to time.

        2.31 "Restricted Stock" means Shares issued or transferred to a Participant pursuant to Section 6.5 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

        2.32 "Restricted Stock Unit" or "RSU" means a unit denominating a Share that gives the right to receive a payment in cash and/or Shares, and which is subject to restrictions, as described under Section 6.5 of the Plan and in the related Award Agreement.

        2.33 "SAR" or "Stock Appreciation Right" means the right to receive a payment, in cash and/or Shares, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the SAR Price for such Shares.

        2.34 "SAR Price" means the Fair Market Value of each Share covered by a SAR on the Date of Grant of such SAR.

        2.35 "SEC" shall mean the U.S. Securities and Exchange Commission.

        2.36 "Shares" means the Company's common stock.

        2.37 "Subsidiary" means a "subsidiary corporation," as defined under Section 424(f) of the Code.

ARTICLE 3
ADMINISTRATION

        3.1   The Committee shall administer the Plan unless otherwise determined by the Board of Directors of the Company. The Committee shall consist of at least two Directors of the Company who are both "outside directors" under Section 162(m) of the Code and "non-employee directors" under Rule 16b-3 promulgated under the Exchange Act. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board of Directors of the Company. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board of Directors of the Company.

        3.2   A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

        3.3   The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement the Award Period, the Date of Grant, and such other terms, provisions, limitations, and Performance Goals, as are approved by the Committee, but not inconsistent with the Plan, including, but not limited to, any rights of the Committee to cancel or rescind any such Award.

        3.4   The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan, including, but not limited to, creating sub-plans to take advantage of favorable tax-treatment for grants of Awards to Employees, Consultants, or Non-Employee Directors of the Company and/or any Subsidiary residing in non-U.S. jurisdictions. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding and conclusive on all interested parties.

        3.5   With respect to restrictions in the Plan that are based on the requirements of Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company's securities are listed or quoted, or any other applicable law, rule or restriction (collectively, "applicable law"), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

ARTICLE 4
ELIGIBILITY

The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Consultant, or Non-Employee Director. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, different Awards need not contain similar provisions. The Committee's determinations under the Plan (including, without limitation, the determination of the individual who is to receive an Award, the form, amount and timing of such Award, and the terms and provisions of such Award and the agreements evidencing the same) need not be uniform and may be made by it selectively among Employees, Consultants, or Non-Employee Directors who receive, or are eligible to receive, Awards under the Plan.

ARTICLE 5
SHARES SUBJECT TO PLAN

        5.1    Total Shares Available.    Subject to adjustment as provided in Articles 13 and 14, the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan is 10,000,000, all of which may be granted as Incentive Stock Options.

        5.2    Source of Shares.    Shares to be issued may be made available from authorized but unissued Shares, Shares held by the Company in its treasury, or Shares purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available a number of Shares that shall be sufficient to satisfy the requirements of this Plan.

        5.3    Restoration and Retention of Shares.    If any Shares subject to an Award shall not be issued or transferred to a Participant and shall cease to be issuable or transferable to a Participant because of the forfeiture, termination, expiration or cancellation, in whole or in part, of such Award or for any other reason, or if any such Shares shall, after issuance or transfer, be reacquired by the Company because of the Participant's failure to comply with the terms and conditions of an Award or for any other reason, the Shares not so issued or transferred, or the Shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitation provided for in Section 5.1 and may be used thereafter for additional Awards under the Plan. To the extent an Award under the Plan is settled or paid in cash, Shares subject to such Award will not be considered to have been issued and will not be applied against the maximum number of Shares provided for in Section 5.1. If an Award may be settled in Shares or cash, such Shares shall be deemed issued only when and to the extent that settlement or payment is actually made in Shares. To the extent an Award is settled or paid in cash, and not Shares, any Shares previously reserved for issuance or transfer pursuant to such Award will again be deemed available for issuance or transfer under the Plan, and the maximum number of Shares that may be issued or transferred under the Plan shall be reduced only by the number of Shares actually issued and transferred to the Participant. The Committee may, from time to time, adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate.

ARTICLE 6
GRANT OF AWARDS

        6.1    Award Agreement.    The grant of an Award shall be authorized by the Committee or its Designee and may be evidenced by an Award Agreement setting forth the term of the Award, including the total number of Shares subject to the Award, the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and Performance Goals, as are approved by the Committee, but not inconsistent with the Plan. The Company may execute an Award Agreement with a Participant after the Committee or its Designee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within seven (7) years of the date of adoption of this Plan. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, the receipt of any other Award under the Plan.

        6.2    Limitations on Awards.    The Plan is subject to the following limitations:

          (a)    Options.    The Option Price cannot be less than 100% of the Fair Market Value of the Share(s) underlying the Option on the Date of Grant of such Option.

          (b)    SARs.    The SAR Price of a SAR cannot be less than 100% of the Fair Market Value of the Share(s) underlying the SAR on the Date of Grant of such SAR.

          (c)    Calendar Year Share Limit.    The aggregate Awards granted under the Plan to any participant during any calendar year shall not exceed:

            (i)    4,000,000 Shares subject to Options or SARs; and

            (ii)   2,000,000 Shares subject to Awards other than Options or SARs.

          (d)    Calendar Year Cash Limit.    No Participant may receive during any calendar year Awards under the Plan that are to be settled in cash covering an aggregate of more than $6,000,000.

          (e)    Term.    The term of Awards may not exceed seven (7) years.

          (f)    Repricing.    The Committee shall not reprice an Option, either by directly lowering the exercise price, or through the cancellation of an Option in exchange for a new Option having a lower exercise price, without stockholder approval.

        6.3    Rights as Stockholder.    Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or any authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder of the Company shall exist with respect to such Shares, notwithstanding the exercise of any Award. No adjustment will be made for a dividend or other rights for which the record date is prior to the date Shares are issued.

        6.4    Options.

          (a)    In General.    The Committee may grant Options under the Plan. ISOs may be granted only to Employees. NQSOs may be granted to Employees, Consultants, and Non-Employee Directors. With respect to each Option, the Committee shall determine the number of Shares subject to the Option, the Option Price, the term of the Option, the time or times at which the Option may be exercised and whether the Option is an ISO or an NQSO.

          (b)    Vesting.    Subject to Article 14 of the Plan, Options shall vest upon satisfaction of the conditions set forth in the Award Agreement. Such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other Performance Goals, as may be determined by the Committee in its sole discretion.

          (c)    Special Rule for ISOs.    If the aggregate Fair Market Value of Shares (determined as of the Date of Grant) underlying ISOs that first become exercisable during any calendar year exceeds $100,000, the portion of the Option or Options not exceeding $100,000, to the extent of whole Shares, will be treated as an ISO and the remaining portion of the Option or Options will be treated as an NQSO. The preceding sentence will be applied by taking Options into account in the order in which they were granted.

        6.5    Restricted Stock/Restricted Stock Units.    If Restricted Stock and/or Restricted Stock Units are granted to a Participant under an Award, the Committee shall establish: (i) the number of Shares of Restricted Stock and/or the number of Restricted Stock Units awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and/or Restricted Stock Units, (iii) the time or times within which such Award may be subject to forfeiture, (iv) Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, if any, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock and/or Restricted Stock Units, which shall be consistent with this Plan. The provisions of Restricted Stock and/or Restricted Stock Units need not be the same with respect to each Participant.

          (a)    Legend on Shares.    Each Participant who is awarded Restricted Stock shall be issued the number of Shares specified in the Award Agreement for such Restricted Stock, and such Shares shall be recorded in the Share transfer records of the Company and ownership of such Shares shall be evidenced by a certificate or book entry notation in the Share transfer records of the Company. Such Shares shall be registered in the name of the Participant, and shall bear or be subject to an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. The Committee may require that the Share certificates or other evidence of ownership of the Shares of Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that the Participant deliver to the Committee a share power or share powers, endorsed in blank, relating to the Shares of Restricted Stock.

          (b)    Restrictions and Conditions.    Shares of Restricted Stock and Restricted Stock Units shall be subject to the following restrictions and conditions:

            (i)    Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge or assign Shares of Restricted Stock and/or Restricted Stock Units.

            (ii)   Except as provided in subparagraph (i) above and subject to the terms of a Participant's Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any dividends thereon. Certificates or evidence of ownership of Shares free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such Shares. Certificates for the Shares forfeited under the provisions of the Plan shall be promptly returned to the Company by the forfeiting Participant. Each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any Shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer.

            (iii)  The Restriction Period of Restricted Stock and/or Restricted Stock Units shall commence on the Date of Grant and, subject to Article 14 of the Plan, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other Performance Goals, as may be determined by the Committee in its sole discretion.

        6.6    SARs.

          (a)    In General.    A SAR shall entitle the Participant to surrender to the Company the SAR, or a portion thereof, as the Participant shall choose, and to receive from the Company in exchange therefore cash or Shares in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per Share over the SAR Price per Share specified in such SAR, multiplied by the total number of Shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of a SAR by the distribution of that number of Shares having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional Shares, or the Company may settle such obligation in part with Shares and in part with cash.

          (b)    Vesting.    Subject to Article 14 of the Plan, SARs shall vest upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other Performance Goals, as may be determined by the Committee in its sole discretion.

ARTICLE 7
AWARD PERIOD; VESTING

The Committee, in its sole discretion, may determine that an Award will be immediately exercisable, in whole or in part, or that all or any portion may not be exercised until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Award may be exercised.

ARTICLE 8
TERMINATION OF SERVICE

        8.1    In General.    If a Participant's employment or service as a Consultant or Non-Employee Director with the Company is terminated (other than for Good Reason, Cause, or by reason of death or disability), then the portion of any Award that is not vested as of the date of such termination shall automatically lapse and be forfeited. The portion, if any, of any Award that is vested as of the date of such termination shall automatically lapse and be forfeited at the close of business on the 30th day following the date of such Participant's termination.

        8.2    Death or Disability.    If a Participant's employment or service as a Consultant or Non-Employee Director with the Company is terminated by reason of Disability, then the portion of any Award that is not vested as of the date of such termination shall automatically lapse and be forfeited. The portion, if any, of any Award that is vested as of the date of such termination shall automatically lapse and be forfeited at the close of business on the 12-month anniversary of the date of such Participant's termination. If a Participant's employment or service as a Consultant or Non-Employee Director with the Company is terminated by reason of death, vesting of the unvested portion of any Award shall be accelerated 12 months from the date of such death. Such vested Award shall automatically lapse and be forfeited at the close of business on the 12-month anniversary of the date of such Participant's death.

        8.3    Suspension or Termination for Cause.    If at any time (including after a notice of exercise has been delivered) the Committee or an officer of the Company authorized by the Committee under Section 3.4, reasonably believes that a Participant has committed an act of misconduct as described in Section 2.5, the Committee or such authorized officer may suspend the Participant's right to receive the benefit of any Award pending a determination by the Committee of whether an act of misconduct amounting to Cause has been committed. If at any time a Participant's employment or service as a Consultant or Non-Employee Director is terminated by the Company for Cause, the Participant's entire Award, whether vested or unvested, shall automatically lapse and be forfeited on the date of such termination. Any determination by the Committee or authorized officer with regard to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is an "executive officer" for purposes of Section 16 of the Exchange Act, the determination of the Committee shall be subject to the approval of the Board of Directors.

        8.4    Termination for Good Reason.    If a Participant's employment or service as a Consultant or Non-Employee Director with the Company is terminated for Good Reason, the portion of the Award that is not vested as of the date of such termination shall automatically lapse and be forfeited. The portion, if any, of the Award that is vested as of the date of such termination shall automatically lapse and be forfeited at the close of business on the 12-month anniversary of the date of such Participant's termination.

        8.5    Leave of Absence; Transfer.    For purposes of this Plan, a Participant shall not be deemed to have a termination of employment or a cessation of services, if the Participant is either on a leave of absence approved by the Company or any Subsidiary, or the Participant transfers between locations of the Company or any Subsidiary. Notwithstanding the above, the Committee may cause vesting of Awards to cease while a Participant is on a leave of absence.

ARTICLE 9
EXERCISE OF AWARD

        9.1    In General.

          (a)   A vested Award may be exercised at such times and in such amounts as provided in this Plan and the applicable Award Agreement, subject to the terms, conditions and restrictions of the Plan.

          (b)   In no event may an Award be exercised or Shares be issued pursuant to an Award if a necessary listing or quotation of the Shares on a stock exchange or inter-dealer quotation system or any registration under any laws required under the circumstances has not been accomplished. No Award may be exercised for a fractional Share.

        9.2    Stock Options.

          (a)   Subject to such administrative regulations as the Committee may from time to time adopt, an Option may be exercised by the delivery of the Exercise Notice to the Company (or designated broker, as agent for the Company). On the Exercise Date, the Participant shall deliver to the Company (or designated broker, as agent for the Company) consideration with a value equal to the total Option Price of the Shares to be purchased. The acceptable form(s) of consideration for the total Option Price shall be specified in the Award Agreement. Such consideration may include the following: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Shares owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, (c) by delivery (including by fax) to the Company (or designated broker, as agent for the Company) of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Shares purchased upon exercise of the Option and promptly deliver to the Company the amount of sale proceeds necessary to pay such purchase price, (d) a "cashless exercise" mechanism approved by the Committee, and/or (e) in any other form of valid consideration that is acceptable to the Company in its sole discretion.

          (b)   Upon payment of all amounts due from the Participant, the Company shall cause Shares then being purchased to be delivered as directed by the Participant (or the person exercising the Participant's Option in the event of his death) at its principal business office promptly after the Exercise Date; provided that if the Participant has exercised an ISO, the Company may, at its option, retain possession of the Shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1)of the Code. The obligation of the Company to deliver Shares shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Option or the Shares upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

          (c)   If the Participant fails to pay for any of the Shares specified in such notice or fails to accept delivery thereof, the Participant's right to purchase such Shares may be terminated by the Company.

        9.3    SARs.    Subject to the conditions of this Section and such administrative regulations as the Committee may, from time to time, adopt, a SAR may be exercised by the delivery of the Exercise Notice to the Company (or designated broker, as agent for the Company). On the Exercise Date, the Participant shall receive from the Company in exchange for cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per Share over the SAR Price per Share specified in such SAR, multiplied by the total number of Shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of a SAR by the distribution of that number of Shares having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional Shares, or the Company may settle such obligation in part with Shares and in part with cash.

        9.4    Tax Withholding.    The Company or any Subsidiary (as applicable) is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes with respect to an Award, its exercise, the lapse of restrictions thereon, payment or transfer under an Award or under the Plan, and to take any other action necessary in the opinion of the Company to satisfy all obligations for the payment of the taxes. Such payments shall be required to be made prior to the delivery of any Shares. Such payment may be made in cash, by check, or through the delivery of Shares owned by the Participant (which may be effected by the actual delivery of Shares by the Participant or by the Company's withholding a number of Shares to be issued upon the exercise of a Share, if applicable), or any combination thereof.

ARTICLE 10
SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS

Awards subject to Performance Goals paid to Covered Participants under this Plan shall be governed by the conditions of this Article 10 in addition to the requirements of Article 6 above. Should conditions set forth under this Article 10 conflict with the requirements of Article 6, the conditions of this Article 10 shall prevail.

        10.1    Establishment of Performance Goals.    All Performance Goals, relating to Covered Participants for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m) of the Code. The Performance Goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of individual performance.

        10.2    Performance Goals.    The Committee shall establish the Performance Goals relating to Covered Participants for a Performance Period in writing. Performance Goals may include alternative and multiple Performance Goals and may be based on one or more business and/or financial criteria. In establishing the Performance Goals for the Performance Period, the Committee, in its discretion, may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any Subsidiary, without excluding other criteria:

          (a)   Increased revenue;

          (b)   Net income measures (including, but not limited to, income after capital costs and income before or after taxes);

          (c)   Stock price measures (including, but not limited to, growth measures and total stockholder return);

          (d)   Market segment share;

          (e)   Earnings per Share (actual or targeted growth);

          (f)    Cash flow measures (including, but not limited to, net cash flow and net cash flow before financing activities);

          (g)   Return measures (including, but not limited to, return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors' capital and return on average equity);

          (h)   Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency); and

          (i)    Expense measures (including, but not limited to, overhead cost and general and administrative expense).

        10.3    Compliance with Section 162(m).    The Performance Goals must be objective and must satisfy third party "objectivity" standards under Section 162(m) of the Code, and the regulations promulgated thereunder. In interpreting Plan provisions relating to Awards subject to Performance Goals paid to Covered Participants, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions.

        10.4    Adjustments.    The Committee is authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company's financial statements. Notwithstanding the foregoing, the Committee may, at its sole discretion, reduce the performance results upon which Awards are based under the Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, or for any other purpose, provided that such adjustment is permitted by Section 162(m) of the Code.

        10.5    Discretionary Adjustments.    The Performance Goals shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

        10.6    Certification.    The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Goals that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Goals relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.

        10.7    Other Considerations.    All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions and requirements as the Committee may determine to be necessary to carry out the purpose of this Article 10.

ARTICLE 11
AMENDMENT OR DISCONTINUANCE

Subject to the limitations set forth in this Article 11, the Committee may, at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan, in whole or in part; provided, however, that no amendment which requires stockholder approval under the rules of the national exchange on which Shares are listed (or in order for the Plan and Awards awarded under the Plan to comply with Section 422 or Section 162(m) of the Code, including any successors to such Sections), shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon; and, provided further, that no amendment shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Award theretofore granted under the Plan without the written consent of the affected Participant.

ARTICLE 12
EFFECTIVE DATE AND TERM

The Plan shall be effective as of January 1, 2007. Subject to earlier termination pursuant to Article 11, the Plan shall have a term of seven (7) years from its effective date and will terminate on December 31, 2013. After termination of the Plan, no future Awards may be made. However, any Awards granted before that date will continue to be effective in accordance with their terms and conditions.

ARTICLE 13
CAPITAL ADJUSTMENTS

        13.1    In General.    If at any time while the Plan is in effect, or Awards are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of Shares, or (3) other increase or decrease in such Shares effected without receipt of consideration by the Company, then:

          (a)   An appropriate adjustment shall be made in the maximum number of Shares then subject to being awarded under the Plan and in the maximum number of Shares that may be awarded to a Participant to the extent that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so awarded.

          (b)   Appropriate adjustments shall be made in the number of Shares and the Option Price thereof then subject to purchase pursuant to each such Option previously granted and unexercised, to the extent that the same proportion of the Company's issued and outstanding Shares in each such instance shall remain subject to purchase at the same aggregate Option Price.

          (c)   Appropriate adjustments shall be made in the number of SARs and the SAR Price thereof then subject to exercise pursuant to each such SAR previously granted and unexercised, to the extent that the same proportion of the Company's issued and outstanding Shares in each instance shall remain subject to exercise at the same aggregate SAR Price.

          (d)   Appropriate adjustments shall be made in the number of outstanding Shares of Restricted Stock and the number of Restricted Stock Units with respect to which restrictions have not yet lapsed prior to any such change.

        13.2    Issuance of Shares or Other Convertible Securities.    Except as otherwise expressly provided herein, the issuance by the Company of Shares of any class, or securities convertible into Shares of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to (i) the number of or Option Price of Shares then subject to outstanding Options granted under the Plan, (ii) the number of or SAR Price or SARs then subject to outstanding SARs granted under the Plan, (iii) the number of outstanding Shares of Restricted Stock, or (iv) the number of outstanding Restricted Stock Units.

        13.3    Notification.    Upon the occurrence of each event requiring an adjustment with respect to any Award, the Company shall notify each affected Participant of its computation of such adjustment, which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 14
RECAPITALIZATION; CHANGE OF CONTROL

        14.1    Adjustments, Recapitalizations, Reorganizations, or Other Adjustments.    The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Shares or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        14.2    Acquiring Entity.    Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or Share exchange, any Award granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a Participant would have been entitled.

        14.3    Acquired Entity.    In the event of any merger, consolidation or Share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each Share subject to the unexercised portions of such outstanding Award, that number of Shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each Share held by them, such outstanding Awards to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, however, all Awards may be canceled by the Company immediately prior to the effective date of any such reorganization, merger, consolidation, Share exchange or any dissolution or liquidation of the Company by giving notice to each holder thereof or his or her personal representative of its intention to do so and by permitting the purchase during the 30 day period next preceding such effective date of all or any portion of all of the Shares subject to such outstanding Awards whether or not such Awards are then vested or exercisable.

        14.4    Change of Control.    In the event of a Change of Control, notwithstanding any other provision in this Plan to the contrary, all Awards outstanding and not otherwise canceled in accordance with Section 14.3 above, shall thereupon automatically be accelerated and exercisable in full and all Restriction Periods applicable to Awards of Restricted Stock and/or Restricted Stock Units shall automatically expire. The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

ARTICLE 15
LIQUIDATION OR DISSOLUTION

In case the Company sells all or substantially all of its property, or dissolves, liquidates, or winds up its affairs (each, a "Dissolution Event"), the Participant shall receive, to the extent the participant is vested in an Award, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each Share of the Company.

ARTICLE 16
ADDITIONAL AUTHORITY OF COMMITTEE

In addition to the Committee's authority set forth elsewhere, in order to maintain a Participant's rights in the event of any Change of Control or Dissolution Event described under Articles 14 and 15, the Committee, as constituted before the Change of Control or Dissolution Event, is hereby authorized, and has sole discretion, as to any Award, either at the time the Award is made hereunder or any time thereafter, to take any one or more of the following actions:

          (a)   provide for the acceleration of any time periods relating to the vesting, exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date fixed by the Committee;

          (b)   provide for the purchase of any Award, upon the Participant's request, for an amount of cash equal to the amount that could have been attained upon the exercise of the Award or realization of the Participant's rights in the Award had the Award been currently exercisable or payable;

          (c)   adjust any outstanding Award as the Committee deems appropriate to reflect the Change of Control or Dissolution Event;

          (d)   cause any outstanding Award to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after a Change of Control or successor following a Dissolution Event; or

          (e)   the Committee may, in its discretion, include other provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

ARTICLE 17
MISCELLANEOUS PROVISIONS

        17.1    Code Section 409A.    Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Code Section 409A and related regulations and U.S. Treasury pronouncements (Section 409A), that Plan provision or Award may be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant's rights to an Award.

        17.2    Investment Intent.    The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Awards granted or the Shares to be purchased or transferred are being acquired for investment and not with a view to their distribution.

        17.3    No Right to Continued Employment.    Neither the Plan nor any Award granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

        17.4    Delegation.    Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any affiliate, or to a committee of such officers or managers, the authority, subject to the terms and limitations the Committee shall determine, to grant Awards or to cancel, modify or waive rights with respect to, or to amend, suspend, or terminate Awards.

        17.5    Indemnification of Board and Committee.    No member of the Board of Directors of the Company or the Committee, nor any officer or employee of the Company acting on behalf of the Board of Directors of the Company or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board of Directors of the Company or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

        17.6    Effect of the Plan.    Neither the adoption of this Plan nor any action of the Board of Directors of the Company or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

        17.7    Compliance with Laws and Regulations.    Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue Shares under any Award if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which Shares are quoted or traded (including, without limitation, Sections 162(m) and 422 of the Code), and, as a condition of any sale or issuance of Shares under an Award, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell and deliver Shares, shall be subject to all applicable laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

        17.8    Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

        17.9    Assignability.    Awards may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant's legally authorized representative, and each Award Agreement in respect of an Award shall so provide. Notwithstanding the previous sentence, the Committee, in its sole discretion, may allow for the transfer or assignment of a Participant's Award pursuant to a divorce decree or a domestic relations order, but only if such Participant is a U.S. resident.

        17.10    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or any fiduciary relationship between the Company or any affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any affiliate.

        17.11    Use of Proceeds.    Proceeds from the sale of Shares pursuant to Awards granted under this Plan shall constitute general funds of the Company.

        17.12    Governing Law.    The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of Delaware without giving effect to its choice of law provisions.

        17.13    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

        17.14    Headings.    Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        17.15    Construction.    Use of the term "including" in this Plan shall be construed to mean "including, but not limited to."

APPENDIX B

XILINX, INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
(Effective as of May 3, 2006)

This charter governs the operations of the Xilinx, Inc. (the "Company") Audit Committee of the Board of Directors (the "Committee"). The Committee will review and reassess the adequacy of the charter at least annually and obtain the approval of the charter by the Board of Directors (the "Board").

        1.    Purpose.    The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities to the stockholders relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls and the audit process. Consistent with this function, the Audit Committee provides an open avenue of communication among the independent auditors, financial and senior management, the internal audit department and the Board. The Committee sets the overall corporate tone for quality financial reporting. The primary responsibility for the Company's financial reporting lies with senior management. In carrying out its responsibilities, the Audit Committee is empowered to investigate any matter with full access to all books, records, facilities and personnel of the Company and has the power to retain outside counsel or other experts for this purpose.

        2.    Composition.    The members of the Audit Committee shall be appointed by the Board. The Chairman of the Committee shall be designated by the Board. The Committee shall have at least three (3) members, and shall be comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee shall qualify as an "Audit Committee Financial Expert." For purposes of this charter, an "Audit Committee Financial Expert" or an "independent director" is a director who meets the financial expert or independence and experience requirements of the NASDAQ Stock Market, Inc. (NASDAQ) rules.

        3.    Meetings.    The Committee shall meet as often as it is necessary to perform its duties, and is scheduled to meet six (6) times a year. The Committee shall report to the Board on a regular basis on the major events covered by the Committee and shall make such recommendations to the Board as it deems appropriate.

        4.    Duties and Responsibilities.    The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee or the Board may amend them as appropriate.

  a.
  The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's stockholders. The Audit Committee and the Board shall be directly responsible for the appointment, compensation, and oversight of the work of the independent auditors. The Committee shall review with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. The Committee shall discuss with the independent auditors relationships and services that in the view of the Committee may affect auditor objectivity or independence and shall take, or recommend that the full Board take, appropriate action to oversee the independence of the outside auditors. All audit and permissible non-audit services provided by the independent auditors will require the pre-approval of the Committee.

  b.
  The Committee shall review with internal auditors and independent auditors the overall scope and plans for their respective audits. The Committee will discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the accounting and

B-1

    financial controls, including the Company's system to monitor and manage business risk. The Committee will meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their audits.

  c.
  The Committee shall review the Company's interim financial statements with the independent auditors prior to the Company filing its Form 10-Q. The Committee shall review with management and the independent auditors the audited financial statements to be included in the Company's Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee will review with the independent auditors, on completion of the annual audit, their experience, any restrictions on their work, cooperation received, their findings and their recommendations, and any other matters required to be discussed with the independent auditors by SAS 61, as may be amended or supplemented. Based on such review and discussions, the Committee will consider whether it will recommend to the Board that the financial statements be included in the Annual Report on Form 10-K.

  d.
  The Committee shall review and approve, if appropriate, material changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal audit department.

  e.
  The Committee shall establish procedures for the receipt, retention and treatment of all complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

  f.
  The Committee shall establish procedures for the receipt, retention and treatment of all confidential, anonymous submissions by employees of the Company relating to concerns regarding questionable accounting or auditing matters.

  g.
  The Committee shall review and approve all related party transactions, as defined by applicable NASDAQ rules, to which the Company is a party.

  h.
  The Committee shall prepare the Committee report required by the rules of the SEC to be included in the Company's annual proxy statement.

  i.
  The Committee shall review and approve/disapprove Treasury investment policies on an annual basis and any Company-initiated significant deviations from such policies.

  j.
  The Committee shall perform such other functions as delegated to it by the Board from time to time.

B-2

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
XILINX, INC.
2006 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of XILINX, INC., a Delaware corporation ("Xilinx"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Xilinx, each dated May 31, 2006, and hereby appoints Willem P. Roelandts and Thomas R. Lavelle, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of Xilinx to be held on July 26, 2006, at 11:00 a.m., Pacific Daylight Time, at Xilinx, Inc., 2050 Logic Drive, San Jose, California, 95124, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock $0.01 par value of Xilinx ("Common Stock"), which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF EACH OF WILLEM P. ROELANDTS, JOHN L. DOYLE, JERALD G. FISHMAN, PHILIP T. GIANOS, WILLIAM G. HOWARD, JR., J. MICHAEL PATTERSON, AND ELIZABETH W. VANDERSLICE AS DIRECTORS OF XILINX; FOR THE ADDITION OF 2,000,000 SHARES TO THE 1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN; FOR THE APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN AND FOR THE AUTHORIZATION OF 10,000,000 SHARES TO BE RESERVED FOR ISSUANCE UNDER THE 2007 EQUITY INCENTIVE PLAN; FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS EXTERNAL AUDITORS FOR FISCAL YEAR 2007; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.
ELECTION OF DIRECTORS:

(01) Willem P. Roelandts	☐ FOR	☐ AGAINST
(02) John L. Doyle	☐ FOR	☐ AGAINST
(03) Jerald G. Fishman	☐ FOR	☐ AGAINST
(04) Philip T. Gianos	☐ FOR	☐ AGAINST
(05) William G. Howard, Jr.	☐ FOR	☐ AGAINST
(06) J. Michael Patterson	☐ FOR	☐ AGAINST
(07) Elizabeth W. Vanderslice	☐ FOR	☐ AGAINST
2.
PROPOSAL TO RATIFY AND APPROVE AN AMENDMENT TO THE COMPANY'S 1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 2,000,000 SHARES.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.
PROPOSAL TO APPROVE THE 2007 EQUITY INCENTIVE PLAN AND TO AUTHORIZE 10,000,000 SHARES BE RESERVED FOR ISSUANCE THEREUNDER.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.
PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS EXTERNAL AUDITORS OF XILINX FOR FISCAL YEAR 2007:

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ MARK HERE FOR ADDRESS CHANGE
AND NOTE ON REVERSE SIDE

☐ HOUSEHOLDING ELECTION
Please indicate if you consent to receive certain future stockholder communications in a single package per household.

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:	Date:	Signature:	(Joint Owners)	Date:

Telephone and Internet Voting Instructions

Instead of mailing your proxy, you may choose to vote by telephone or Internet, available 24 hours a day, 7 days a week, as follows:

To vote using the Telephone (within U.S. and Canada):		To vote using the Internet:
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS July 26, 2006
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING VOTING AND PROXY SOLICITATION
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO AMENDMENT TO 1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN
PROPOSAL THREE ADOPTION OF THE 2007 EQUITY INCENTIVE PLAN
PROPOSAL FOUR RATIFICATION OF APPOINTMENT OF EXTERNAL AUDITORS
BOARD MEETINGS AND COMMITTEES
BOARD OF DIRECTORS — PRINCIPLES OF CORPORATE GOVERNANCE
COMPENSATION OF DIRECTORS
EXECUTIVE COMPENSATION
Option Grants in Last Fiscal Year
In-the-Money and Out-of-the-Money Option Information As of the End of Fiscal Year 2006
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS FOR FISCAL YEAR 2006
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPANY STOCK PRICE PERFORMANCE
OTHER MATTERS
APPENDIX A XILINX, INC. 2007 EQUITY INCENTIVE PLAN
APPENDIX B XILINX, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (Effective as of May 3, 2006)